UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Cognizant Technology Solutions Corporation
PROXY STATEMENT
Annual Meeting of Stockholders

June 3, 2014
9:30 a.m. (Eastern Time)

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

GLENPOINTE CENTRE WEST 500 FRANK W. BURR BLVD. TEANECK, NEW JERSEY 07666

April 17, 2014

To Our Stockholders:

You are most cordially invited to attend the 2014 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation at 9:30 a.m. local time, on Tuesday, June 3, 2014, at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your continued support.

Sincerely,

Francisco D’Souza

Chief Executive Officer

2014 Proxy Statement	Cognizant Technology Solutions Corporation

2014 Proxy Statement	Cognizant Technology Solutions Corporation

Table of Contents  continued

2014 Proxy Statement	Cognizant Technology Solutions Corporation

Notice of Annual Meeting of Stockholders

To Be Held Tuesday, June 3, 2014

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

GLENPOINTE CENTRE WEST 500 FRANK W. BURR BLVD. TEANECK, NEW JERSEY 07666

The Annual Meeting of Stockholders (the “Annual Meeting”) of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation (the “Company”), will be held at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey on Tuesday, June 3, 2014, at 9:30 a.m. local time, for the following purposes:

To elect Michael Patsalos-Fox and Robert E. Weissman as Class II Directors to serve until the 2015 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

To approve the First Amendment to the Company’s 2009 Incentive Compensation Plan;

To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Holders of record of our Class A Common Stock as of the close of business on April 7, 2014 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Steven Schwartz

Secretary

Teaneck, New Jersey

April 17, 2014

2014 Proxy Statement	Cognizant Technology Solutions Corporation

Proxy Statement

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

GLENPOINTE CENTRE WEST 500 FRANK W. BURR BLVD. TEANECK, NEW JERSEY 07666

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Technology Solutions Corporation of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 3, 2014 (the “Annual Meeting”), at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey at 9:30 a.m. local time, and at any continuation, postponement, or adjournment thereof. Holders of record of shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”), as of the close of business on April 7, 2014 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 608,444,973 shares of Class A Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2013 (the “2013 Annual Report”) will be released on or about April 17, 2014 to our stockholders on the Record Date.

In this proxy statement, “Cognizant”, “Company”, “we”, “us”, and “our” refer to Cognizant Technology Solutions Corporation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 3, 2014

This Proxy Statement and our 2013 Annual Report to Stockholders are available at http://www.proxyvote.com/

Stockholders may receive directions to attend the meeting in person by calling the Company’s investor relations staff at 201-498-8840 or by emailing David.Nelson@cognizant.com.

PROPOSALS

At the Annual Meeting, our stockholders will be asked to:

Elect Michael Patsalos-Fox and Robert E. Weissman as Class II Directors to serve until the 2015 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

Approve the First Amendment to the Company’s 2009 Incentive Compensation Plan (the “2009 Incentive Compensation Plan”);

Approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers;

Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

Transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	1

RECOMMENDATIONS OF THE BOARD

The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Class A Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Class A Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

FOR the election of Michael Patsalos-Fox and Robert E. Weissman as Class II Directors;

FOR the First Amendment to the 2009 Incentive Compensation Plan;

FOR the approval of the compensation of our named executive officers; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting the proxy holders will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Cognizant’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Cognizant is making this proxy statement and its 2013 Annual Report available to certain of its stockholders electronically via the Internet. On or about April 17, 2014, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2013 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2013 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. Some of our stockholders received printed copies of our proxy statement, 2013 Annual Report and proxy card. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	2

Questions and Answers about the 2014 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The record date for the Annual Meeting is April 7, 2014. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. The only class of stock entitled to be voted at the Annual Meeting is our Class A Common Stock. Each outstanding share of Class A Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the record date, there were 608,444,973 shares of Class A Common Stock issued and outstanding and entitled to vote.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Class A Common Stock outstanding on the record date will constitute a quorum.

WHO CAN ATTEND THE 2014 ANNUAL MEETING OF STOCKHOLDERS?

All Cognizant stockholders entitled to vote at the Annual Meeting may attend our 2014 Annual Meeting of Stockholders. If your shares are held in street name, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the outstanding shares represented at the Annual Meeting, by proxy or in person, and entitled to vote may adjourn the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	3

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING OF STOCKHOLDERS

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 2, 2014.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of such revocation to the Secretary of Cognizant prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?

Representatives of Broadridge Financial Solutions, Inc., our inspectors of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are set forth on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	4

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING OF STOCKHOLDERS

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	A director nominee will be elected to the Board of Directors if the votes cast “for” the nominee exceed the votes cast “against” the nominee.	No effect.
Proposal 2: Approval of First Amendment to 2009 Incentive Compensation Plan	The affirmative vote of a majority of the votes cast.	No effect.
Proposal 3: Advisory (Non-Binding) Vote on Executive Compensation (Say-on-Pay)	The affirmative vote of a majority of the votes cast.	No effect.
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast.	No effect. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL ABSTENTIONS BE TREATED?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares voting “abstain” have no effect on the election of directors, the approval of the first amendment to the 2009 Incentive Compensation Plan, the approval of the compensation of our named executive officers and the ratification of our independent registered public accounting firm.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, we expect that a broker will not be entitled to vote shares held for a beneficial owner on all of the other proposals to be voted on at the Annual Meeting. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2014 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	5

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Ethics entitled “Cognizant’s Core Values and Standards of Business Conduct” and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Ethics in the “Company Overview” section of the “About Cognizant” page of our website under the “Corporate Governance” tab located at www.cognizant.com or by writing to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

DETERMINATION OF INDEPENDENCE

Under NASDAQ Stock Market rules, a Director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In evaluating the independence of our Directors, the Board considered transactions and relationships between the Company and its subsidiaries and each Director and their family members, as defined in the NASDAQ rules. As a result of this review, the Board determined that each of Maureen Breakiron-Evans, John Fox, John Klein, Leo S. Mackay, Jr., Michael Patsalos-Fox, Robert Weissman, and Thomas Wendel do not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an “independent director” as defined under NASDAQ rules. In determining the independence of each director, the Board considered the fact that Mr. Patsalos-Fox was a Senior Partner at McKinsey & Company, a position he held until October 2013. From time to time in the ordinary course of business, the Company, through its subsidiaries, engages in transactions with McKinsey & Company. The Board considered the magnitude and nature of this relationship and determined that it did not impair the independence of Mr. Patsalos-Fox.

DIRECTOR CANDIDATES

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. From time to time, we also engage search firms to assist in the identification of director candidates.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Corporate Governance Guidelines provide that the value of diversity on the Board should be considered. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of Class A Common Stock for at least a year as of the date

2014 Proxy Statement	Cognizant Technology Solutions Corporation	6

CORPORATE GOVERNANCE

such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

VOTING FOR DIRECTORS

Our By-laws provide that the vote standard for the election of directors is a majority of votes cast in uncontested elections. In accordance with the Company’s By-laws, if none of our stockholders provides the Company notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a Director election, or if our stockholders have withdrawn all such nominations by the day before the Company mails its notice of meeting to our stockholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board will nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this corporate governance guideline. If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board and Secretary and General Counsel are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other Directors as they consider appropriate.

Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	7

CORPORATE GOVERNANCE

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors by emailing the Board of Directors at the following email address: corporategovernance@cognizant.com; or in writing: c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Since December 2003, the Company’s board leadership structure has separated the Chairman of the Board and Chief Executive Officer roles into two positions. Currently, John E. Klein is the Chairman of the Board and Francisco D’Souza is the Chief Executive Officer. The Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. After considering these factors, the Board determined that continuing to separate the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure at this time.

The Board of Directors is also responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. The Board receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.

CODE OF ETHICS

We have adopted a written Code of Ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our Code of Ethics, entitled “Cognizant’s Core Values and Standards of Business Conduct,” in the “Company Overview” section of the “About Cognizant” page of our website under the “Corporate Governance” tab located at www.cognizant.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Ethics.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were nine meetings of the Board of Directors during 2013. Each Director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period in which he or she served as a Director and (ii) the total number of meetings held by the committees on which he or she served during the period, if applicable.

Our Corporate Governance Guidelines provide that Directors are expected to attend the Annual Meeting of Stockholders. Mr. D’Souza acted as Chairman of the 2013 Annual Meeting of Stockholders and all other Directors participated in the 2013 Annual Meeting of Stockholders by teleconference.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	8

Committees of the Board

The Board of Directors has established three standing committees—the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted under the “Corporate Governance” tab in the “Company Overview” section of the “About Cognizant” page of our website located at www.cognizant.com.

The members of each of the Board committees and committee chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Maureen Breakiron-Evans	Chair		X
Francisco D’Souza
John N. Fox, Jr.		X	X
John E. Klein	X	Chair	X
Leo S. Mackay, Jr.	X
Lakshmi Narayanan
Michael Patsalos-Fox		X	X
Robert E. Weissman		X	Chair
Thomas M. Wendel	X		X

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the NASDAQ Stock Market, and including, in the case of all members of the Compensation Committee, the rules of the NASDAQ Stock Market specific to the independence of compensation committee members.

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

•

providing direct oversight of the independent registered public accounting firm, including responsibility over such accountant’s appointment, termination, qualifications and independence and the scope and fees of the annual audit of our consolidated financial statements;

•	discussing the contents of our annual and quarterly consolidated financial statements with management and the independent registered public accounting firm;

•	pre-approving all audit services, and any other services, including review, attest and non-audit services, provided by our independent registered public accounting firm;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Ethics;

•	reviewing and discussing the internal audit process, scope of activities and audit results with our internal audit department;

•	reviewing and discussing with management our risk management framework and processes; and

•	preparing the audit committee report required by SEC rules (which is included on page 66 of this proxy statement).

The members of the Audit Committee are Ms. Breakiron-Evans and Messrs. Klein, Mackay and Wendel. The Audit Committee met nine times during 2013. The Board of Directors has determined that Ms. Breakiron-Evans is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

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COMMITTEES OF THE BOARD

COMPENSATION COMMITTEE

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our Chief Executive Officer and the Company’s other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and stock-based compensation incentive plans;

•	reviewing incentive compensation arrangements to ensure that such compensation arrangements do not encourage unnecessary risk taking; and

•	reviewing and making recommendations to the Board with respect to Director compensation.

The Compensation Committee also administers the 2009 Incentive Compensation Plan and establishes the terms and conditions of all stock-based compensation awards granted thereunder, and the 2004 Employee Stock Purchase Plan. The Compensation Committee met five times during 2013. The members of the Compensation Committee are Messrs. Fox, Klein, Patsalos-Fox and Weissman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending to the Board the persons to be nominated for election as directors and to be appointed to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance guidelines; and

•	overseeing an annual evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Ms. Breakiron-Evans and Messrs. Fox, Klein, Patsalos-Fox, Weissman and Wendel. The Nominating and Corporate Governance Committee met two times during 2013.

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Director Compensation

All share and share-based numbers and values in this Director Compensation section reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

Directors who are our employees or employees of our subsidiaries receive no cash remuneration for serving as Directors. All Directors who are not our employees or employees of our subsidiaries, referred to herein as non-employee Directors, other than our Chairman, receive an annual retainer of $40,000 for their service on the Board of Directors (with no additional fees paid for attendance at meetings of the Board of Directors). Our Chairman receives an annual retainer of $140,000 (with no additional fees paid for attendance at meetings of the Board of Directors). The Chair of the Audit Committee receives an annual retainer of $15,000. The Chair of the Compensation Committee receives an annual retainer of $10,000. The Chair of the Nominating and Corporate Governance Committee receives an annual retainer of $5,000. All non-employee Directors, receive $1,500 for attendance at each meeting of a committee of the Board of Directors, other than telephonic meetings that are held for 30 minutes or less, for which no attendance fee is paid.

Directors were previously eligible to participate in our: (1) Amended and Restated 1999 Incentive Compensation Plan, which we refer to as the 1999 Incentive Plan; and (2) Amended and Restated Non-Employee Directors’ Stock Option Plan, which we refer to as the Director Plan. During 2009, the 1999 Incentive Plan and the Director Plan were succeeded by the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan, which we refer to as the 2009 Incentive Plan. Awards granted under the previous plans are still valid, however no additional awards may be granted from the 1999 Incentive Plan and the Director Plan. All Directors are currently eligible to participate in our 2009 Incentive Plan.

Each newly elected non-employee Director receives a deferred stock unit grant under the 2009 Incentive Plan equal in value to $160,000 as measured by the closing price of the Company’s Class A Common Stock (rounded down to the nearest whole share) on the date of grant. The date of grant is the date of election to the Board unless otherwise specified by the Board or a Committee thereof. The shares underlying such stock unit grant are issued upon the Director’s termination of service in accordance with the 2009 Incentive Plan.

During 2013, the Directors were granted options to purchase shares of Class A Common Stock and restricted stock units with respect to shares of Class A Common Stock under the 2009 Incentive Plan. Each of the options granted under the 2009 Incentive Plan vests ratably, fifty percent per year on the anniversary of such grant in 2014 and 2015, and has an exercise price equal to the fair market value per share of Class A Common Stock on the grant date or the closing price on the last trading day if granted on a weekend or holiday, and a maximum term of seven years measured from such date. The Directors will have a limited period in which to exercise their vested options following cessation of Board service.

Each of the restricted stock units granted to the Directors under the 2009 Incentive Plan during 2013 vests ratably one-third per year on the anniversary of such grant in 2014, 2015 and 2016. The non-employee Directors had the opportunity to defer settlement of these restricted stock units. Messrs. Howe and Weissman elected to defer such settlement until the first to occur of (i) a change in control of the Company, (ii) the Director’s death or permanent disability or (iii) the July 1 immediately following his separation from service from the Company. Ms. Breakiron-Evans and Messrs. Wendell and Klein elected to defer such settlement until the first to occur of: (i) a change in control of the Company, (ii) the Director’s death or disability or (iii) (a) with respect to one-third of the Director’s restricted stock units (rounded down to the nearest whole share), the July 1 immediately following his or her separation from service from the Company and (b) with respect to one-third of his or her restricted stock units (rounded down to the nearest whole share), the second July 1 immediately following his or her separation from service from the Company and (c) with respect to the remainder of his or her restricted stock units, the third July 1 following his or her separation from service from the Company. Messrs. Patsalos-Fox, Fox and Mackay, Jr. did not elect to defer the settlement of their restricted stock units.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	11

DIRECTOR COMPENSATION

The following table shows the option and restricted stock unit grants made to the Directors in 2013:

Director	Number of Shares Underlying Options Granted	Number of Shares Underlying Restricted Stock Units Granted	Grant Date	Exercise Price Per Share for Options
Maureen Breakiron-Evans	11,560	3,084	June 4, 2013	$32.41
John N. Fox, Jr.	11,560	3,084	June 4, 2013	$32.41
Robert W. Howe	11,560	3,084	June 4, 2013	$32.41
John E. Klein	11,560	3,084	June 4, 2013	$32.41
Leo S. Mackay, Jr.	11,560	3,084	June 4, 2013	$32.41
Lakshmi Narayanan	11,560	3,084	June 4, 2013	$32.41
Michael Patsalos-Fox	11,560	3,084	June 4, 2013	$32.41
Robert E. Weissman	11,560	3,084	June 4, 2013	$32.41
Thomas M. Wendel	11,560	3,084	June 4, 2013	$32.41

2013 DIRECTOR COMPENSATION TABLE

The following table sets forth certain information regarding the compensation of each of our Directors for the 2013 fiscal year.

Name	Fees Earned or Paid in Cash ($) [1]		Stock Awards ($) [2]	Option Awards ($) [3]	Total ($)
Maureen Breakiron-Evans	68,500		99,952	99,994	268,446
John N. Fox, Jr.	47,500		99,952	99,994	247,446
Robert W. Howe[5]	40,000		99,952	99,994	239.946
John E. Klein	169,500		99,952	99,994	369,446
Leo S. Mackay, Jr.	52,000		99,952	99,994	251,946
Lakshmi Narayanan	100,000	[4]	99,952	99,994	299,946
Michael Patsalos-Fox	43,000		99,952	99,994	242,946
Robert E. Weissman	52,500		99,952	99,994	252,446
Thomas M. Wendel	53,500		99,952	99,994	253,446

[1]	Consists of amounts described under “Director Compensation.”

[2]

Represents the aggregate grant date fair value of the restricted stock units granted in the 2013 fiscal year under the 2009 Incentive Plan, determined in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock award was $32.41. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

[3]

Represents the aggregate grant date fair value for stock options granted in the 2013 fiscal year under the 2009 Incentive Plan, determined in accordance with FASB ASC Topic 718. The grant date fair value of each stock option was $8.65. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

[4]

Represents the amount that Mr. Narayanan receives as salary as an employee of the Company and in lieu of any retainers or attendance fees that Mr. Narayanan would otherwise be entitled to as a member of the Board.

[5]	Mr. Howe died in 2014.

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DIRECTOR COMPENSATION

The following table sets forth the aggregate number of stock awards and the aggregate number of stock options held by each of our Directors at December 31, 2013.

Name	Aggregate Number of Stock Awards (#) [1]	Aggregate Number of Stock Options (#)
Maureen Breakiron-Evans	14,834	91.560
John N. Fox, Jr.	3,084	116,360
Robert W. Howe[2]	3,084	51,560
John E. Klein	3,084	61,560
Leo S. Mackay, Jr.	7,590	31,560
Lakshmi Narayanan	3,084	21,560
Michael Patsalos-Fox	8,662	31,560
Robert E. Weissman	3,084	71,560
Thomas M. Wendel	3,084	71,560

[1]

Includes the restricted stock units granted in 2013, with respect to which the settlement has been delayed for some directors, as described above. For Ms. Breakiron-Evans, Mr. Mackay, Jr. and Mr. Patsalos-Fox, also includes 11,750, 4,506 and 5,578 deferred stock units, respectively, to be settled upon the Director’s termination of service on our Board.

[2]	Mr. Howe forfeited all his stock awards and his 21,560 unvested stock options upon his death in 2014.

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PROPOSALS TO BE VOTED ON — PROPOSAL 1

Election of Directors

At the Annual Meeting, two (2) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2015, or until their successors shall have been duly elected and qualified, subject to such director’s prior death, resignation, retirement, disqualification or removal from office.

We currently have nine (9) Directors, following the death of director Robert W. Howe in February 2014. A majority of the votes cast is required for the election of directors at the Annual Meeting. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

In accordance with our By-laws and Corporate Governance Guidelines, the Board will nominate for election or re-election as a Director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any Director who tenders his or her resignation pursuant to this provision of our Corporate Governance Guidelines may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

As set forth in our Certificate of Incorporation, the terms of office of the members of the Board of Directors are currently divided into three classes, which division will terminate at the 2016 Annual Meeting of Stockholders. Our Certificate of Incorporation further provides that each director elected at or after the 2014 Annual Meeting of Stockholders will serve for a term expiring at the first annual meeting of stockholders held after such director’s election, subject to such director’s prior death, resignation, retirement, disqualification or removal from office.

The current class composition is as follows: Class I, whose term will expire at the 2016 Annual Meeting of Stockholders; Class II, whose term currently expires at the 2014 Annual Meeting of Stockholders and whose new term will expire at the 2015 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2015 Annual Meeting of Stockholders and whose subsequent term will expire at the 2016 Annual Meeting of Stockholders. The current Class I Directors are Maureen Breakiron-Evans, John E. Klein, and Lakshmi Narayanan; the current Class II Directors are Michael Patsalos-Fox and Robert E. Weissman; and the current Class III Directors are Francisco D’Souza, John N. Fox, Jr., Leo S. Mackay, Jr. and Thomas M. Wendel.

There are no family relationships among any of our executive officers, directors and key employees.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Class A Common Stock represented thereby for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute

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PROPOSAL 1 — ELECTION OF DIRECTORS

nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

A director nominee will be elected to the Board of Directors if the votes cast “for” the nominee exceed the votes cast “against” the nominee. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the Class II Director nominees.

NOMINEES FOR CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2015 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class II Directors are as follows:

Name	Age	Served as a Director Since	Current Positions with Cognizant
Michael Patsalos-Fox	61	2012	Director
Robert E. Weissman	73	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class II Nominee for election at the 2014 Annual Meeting are as follows:

MICHAEL PATSALOS-FOX	Age 61

Michael Patsalos-Fox was appointed to the Board of Directors in July 2012. Mr. Patsalos-Fox currently serves as Chief Executive Officer of Stroz Friedberg, a global investigation and cyber security firm, effective November 2013. Mr. Patsalos-Fox was a Senior Partner at McKinsey & Company, a global management consulting firm (“McKinsey”), until October 2013. Mr. Patsalos-Fox served as a member of McKinsey’s operating committee and was a leader of McKinsey’s new business growth opportunities around data, analytics, and software through June 30, 2012. Mr. Patsalos-Fox held various other positions with McKinsey since 1981, including Managing Partner of the New York and New Jersey offices. He also served on McKinsey’s board of directors from 1998 through 2010. From 2003 through 2009, Mr. Patsalos-Fox also served as Chairman, the Americas, for McKinsey. Mr. Patsalos-Fox received a Bachelor of Science degree from the University of Sydney and a Master of Business Administration degree from the International Institute for Management Development in Lausanne, Switzerland.

ROBERT E. WEISSMAN	Age 73

Robert E. Weissman was elected to the Board of Directors in May 2001. Mr. Weissman retired in January 2001 after nearly thirty years serving as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of IMS Health, a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS Health until March 1999. Prior to his position with IMS Health, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation and prior to that, was Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation. Prior to his election as Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation in 1995, he held the position of President and Chief Operating Officer of that company from 1985. Mr. Weissman joined The Dun & Bradstreet Corporation in May 1979, when The Dun & Bradstreet Corporation acquired National CSS, a computer time-sharing company, of which he was President and Chief Executive Officer. Since his

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PROPOSAL 1 — ELECTION OF DIRECTORS

retirement, Mr. Weissman has been active as Chairman of Shelburne Investments, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman is a director of Information Services Group Inc. and previously served as a director of State Street Corporation and Pitney Bowes, Inc. Mr. Weissman was previously a member of the Advisory Board for Affinnova, Inc., a privately held market research firm. Mr. Weissman graduated from Babson College in 1964. He serves on Babson’s Board of Trustees, and received an honorary Doctor of Laws degree from Babson in 1995.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2016 ANNUAL MEETING)

The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Maureen Breakiron-Evans	59	2009	Director
John E. Klein	72	1998	Chairman of the Board and Director
Lakshmi Narayanan	61	2003	Vice Chairman and Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

MAUREEN BREAKIRON-EVANS	Age 59

Maureen Breakiron-Evans was elected to the Board of Directors in May 2009. Ms. Breakiron-Evans served as Chief Financial Officer of Towers Perrin from January 2007 to April 2008, where she was the head of Financial Resources and responsible for the firm’s financial strategy. From February 2005 to October 2006, Ms. Breakiron-Evans served as Vice President and General Auditor of CIGNA Corporation where she was responsible for managing the enterprise risk management and internal audit functions. From 2001 to 2004, Ms. Breakiron-Evans served as Executive Vice President and Chief Financial Officer at Inovant, LLC, which is VISA’s captive technology development and transaction processing company. Prior to that, Ms. Breakiron-Evans held several positions at Transamerica Corporation, a provider of insurance, investments, and retirement products and services, in San Francisco, including Vice President and General Auditor, Vice President of Control and Services and President of Transamerica Business Technologies Corp. Ms. Breakiron-Evans began her career as a financial auditor, ultimately serving as an Audit Partner with Arthur Andersen & Co. On November 29, 2012, Ms. Breakiron-Evans was appointed to the board of directors of Heartland Payment Systems, Inc, a provider of payment processing services. On January 1, 2011, Ms. Breakiron-Evans began serving a four-year term as a director of the Federal Home Loan Bank of Pittsburgh, a private government sponsored-enterprise. Ms. Breakiron-Evans previously served as a director of ING Direct, an Internet bank, from November 2005 until March 2007. Ms. Breakiron-Evans is a member of the Board of Trustees of Stetson University. Ms. Breakiron-Evans received a Bachelor of Business Administration degree from Stetson University, a Master of Business Administration degree from Harvard Business School and a Master of Liberal Arts degree from Stanford University. She is also a Certified Public Accountant in the State of California.

JOHN E. KLEIN	Age 72

John E. Klein was elected to the Board of Directors in March 1998 and elected to serve as our Chairman of the Board in December 2003. Mr. Klein currently serves as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies, where he has been employed since 1994. Prior to that, Mr. Klein held various positions at various companies, including President and Chief Executive Officer of MDIS Group PLC, a UK listed software and services company. In addition, Mr. Klein also served as Chairman of Glovia International and PRO IV Limited, two enterprise software and services companies. Prior to 1995, Mr. Klein was a Vice President at both Digital Equipment Corporation and IBM. Mr. Klein holds a Bachelor of Science degree from the U.S. Merchant Marine Academy and a Master of Business Administration degree from New York University.

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PROPOSAL 1 — ELECTION OF DIRECTORS

LAKSHMI NARAYANAN	Age 61

Lakshmi Narayanan was appointed Vice Chairman of the Board of Directors, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan serves on the board of directors and as the Chairman of the Governance Committee of TVS Capital Funds Limited. Mr. Narayanan is the Chairman of the Board of ICT Academy of Tamil Nadu, a not-for-profit training and research institution established in a partnership model between the Government of India, IT Industry and the Confederation of Indian Industry. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2015 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Francisco D’Souza	45	2007	Chief Executive Officer and Director
John N. Fox, Jr.	71	2007	Director
Leo S. Mackay, Jr.	52	2012	Director
Thomas M. Wendel	77	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

FRANCISCO D’SOUZA	Age 45

Francisco D’Souza was appointed Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our President from January 1, 2007 through February 6, 2012 and as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza serves on the Board of Directors of General Electric Company. Mr. D’Souza serves on the Board of Trustees of Carnegie Mellon University, the Board of Trustees of The New York Hall of Science and the Board of Directors of the U.S.-India Business Council. Mr. D’Souza also is a member of the Business Roundtable. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of Macau (formerly known as the University of East Asia) and a Master of Business Administration degree from Carnegie Mellon University.

JOHN N. FOX, JR.	Age 71

John N. Fox, Jr., was appointed to the Board of Directors in December 2007. Mr. Fox formerly served as Vice Chairman of Deloitte & Touche LLP and Global Director, Strategic Clients for Deloitte Consulting, from 1998 to 2003. Mr. Fox held various other positions with Deloitte Consulting from 1968 to 2003, and in addition to his responsibilities as Vice Chairman and Global Director, he also served on Deloitte Touche Tohmatsu’s board of directors and was a member of the Governance (Executive) Committee from 1998 to 2003. Mr. Fox currently serves as a Trustee for Wabash College and Steppenwolf Theatre

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PROPOSAL 1 — ELECTION OF DIRECTORS

Company and has been a member of the board of directors of VASCO Data Security International, Inc. since April 2005. Mr. Fox received his Bachelor of Arts degree from Wabash College and his Master of Business Administration degree from the University of Michigan.

LEO S. MACKAY, JR.	Age 52

Leo S. Mackay, Jr. was appointed to the Board of Directors in September 2012. Mr. Mackay is Vice President, Ethics and Sustainability at Lockheed Martin Corporation, a defense contractor engaged in the research, design, development, manufacture and integration of products and services (“Lockheed”). Mr. Mackay also served in various other positions for Lockheed, including Vice President, Corporate Business Development, from 2007 through 2011, in which he was responsible for leading Lockheed’s strategic customer relationship development, and as President, ICGS LLC and Vice President and General Manager, Coast Guard Systems, from 2005 through 2007. From 2003 through 2005, Mr. Mackay served as Chief Operations Officer for ACS State Healthcare LLC. Mr. Mackay received a Bachelor of Science degree from the United States Naval Academy, a Master of Public Policy from Harvard University – John F. Kennedy School of Government, and a Ph.D. in Public Policy from Harvard University.

THOMAS M. WENDEL	Age 77

Thomas M. Wendel was elected to the Board of Directors in June 2001. In July 2000, Mr. Wendel retired as the Chairman of the Board, President and Chief Executive Officer of Bridge Information Systems, a global financial information, transaction services, and network services company. Prior to joining Bridge in 1995, Mr. Wendel was founding President and Chief Executive Officer of Liberty Brokerage Inc., a U.S. government securities brokerage firm. Mr. Wendel previously served in various positions at Paine Webber, Inc., including Chief Financial Officer, Executive Vice President and Managing Director. Prior to joining Paine Webber in 1982, Mr. Wendel was Senior Vice President and Chief Financial Officer of Pan American World Airways. Mr. Wendel holds a Bachelor of Science degree in Mathematics from Ursinus College, a Master of Arts in Economics from San Jose State College, and a Master in Business Administration from the University of Santa Clara.

DIRECTOR EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is composed of a diverse group of leaders in their respective fields. Many of the current Directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Other Directors have experience as officers or trustees of significant academic, research and philanthropic institutions, which brings unique perspectives to the Board. Further, the Company’s Directors have other experience that makes them valuable members, such as prior public policy or regulatory experience that provides insight into issues faced by companies.

The following highlights the specific experience, qualifications, attributes and skills of our individual Board members that have led the Nominating and Corporate Governance Committee to conclude that these individuals should continue to serve on our Board:

Maureen Breakiron-Evans

• Global business experience as the Chief Financial Officer of Towers Perrin, Executive Vice President of VISA/Inovant, General Auditor of CIGNA Corporation and various executive positions at Transamerica Corporation.

•  Enterprise Risk Management experience at each of the above named companies.

•  Audit Partner at Arthur Andersen & Co.

•  Outside board and audit committee experience as a director of Heartland Payment Systems, Inc.

•  Outside board and audit committee experience as a director of ING Direct.

•  Certified Public Accountant.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Francisco D’Souza

• Global business experience in various roles with our Company as well as The Dun & Bradstreet Corporation over the past twenty years.

•  Over twenty years’ experience in the technology industry.

•  Outside board experience as a director of General Electric Company.

• Member of the Business Roundtable, an association of chief executive officers of leading U.S. companies that develops, recommends and advocates for innovative policy solutions that help expand U.S. economic opportunity.

• Experience as a trustee of a charitable organization.

•  Experience as a university trustee.

John N. Fox, Jr.

• Global business experience as Vice Chairman at Deloitte & Touche LLP and Global Director at Deloitte Consulting.

•  Over thirty-five years’ experience consulting and advising clients on large scale, complex transactions, including strategic initiatives, new business models, reengineered business processes, merger integration and organizational change.

• Experience as a college trustee.

•  Outside board experience as a director of VASCO Data Security International, Inc.

John E. Klein

• Over thirty-five years’ experience in the high technology field with global firms such as IBM, Digital Equipment and MDIS.

•  Global business experience as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies.

• Outside board experience as a director of various software and servicing companies.

Leo S. Mackay, Jr.

• Global business experience with Lockheed Martin Corporation, ACS State Healthcare, and Bell Helicopter.

•  Experience with corporate governance, ethics, compliance and sustainability as a Vice President and an elected corporate officer of Lockheed Martin Corporation.

•  Outside board experience as Chair of the Board of Visitors of the Graduate School of Public Affairs at the University of Maryland, and a director of the Center for a New American Security.

•  Leadership experience as a former Navy F-14 pilot, a Naval Fighter Weapons School graduate, and a veteran of Operation Earnest Will.

Lakshmi Narayanan

• Over thirty years’ experience in the technology field.

• Affiliation with a leading software and services organization. Former Chairman of the National Association of Software and Services Companies (NASSCOM). Continues to serve on the Past Chairmen’s council on policy matters.

•  Directed the course of the industry by managing large programs.

•  Member of the Governments’ Competitiveness Council on manufacturing.

•  Outside board experience as a director of TVS Capital Funds Limited, U.S. India Business Council (USIBC), a trade and investment promotion council, and certain charitable foundations, including United Way of Chennai, a chapter of United Way Worldwide, and the Cognizant Foundation.

Michael Patsalos-Fox

• Over thirty years’ of international business experience at McKinsey & Company.

• Leadership experience as a member of McKinsey’s Operating Committee, and previously as head of its Americas region, New York and New Jersey Offices, the North American Corporate Finance and Strategy practice, and the European Telecoms practice.

•  Experience developing corporate strategies and working with technology companies.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	19

PROPOSAL 1 — ELECTION OF DIRECTORS

Robert E. Weissman

• Over thirty years’ experience as Chief Executive Officer of several public corporations.

•  Private equity management experience as Chairman of Shelburne Investments, a private investment company working with emerging companies in the United States and Europe.

• Affiliation with leading business and public policy associations (including the Business Roundtable, the Institute of Management Accountants, the Society of Manufacturing Engineers, the Institute of Electrical and Electronic Engineers, and the Committee for Economic Development).

• Outside board experience as a director of State Street Corporation, Pitney Bowes, Inc. and Information Services Group.

•  Experience as a college trustee.

Thomas M. Wendel

•  Global business experience as Chairman, President and Chief Executive Officer of Bridge Information Systems.

• Founder of Liberty Brokerage, Inc.

• Experience as Chief Financial Officer, Executive Vice President and Managing Director of Paine Webber, Inc. and Senior Vice President and Chief Financial Officer of Pan American World Airways.

•  Outside board experience as a director of several public and private companies.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	20

PROPOSAL 2

Approval of First Amendment to 2009 Incentive Compensation Plan

The Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan (the “2009 Incentive Plan”) was approved by our stockholders in June 2009. We periodically have granted stock options, restricted stock units and performance-based stock units under the plan. We are submitting the First Amendment to the 2009 Incentive Plan (the “First Amendment”) to our stockholders for approval. All share and share-based numbers and values in this Proposal 2 reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

The substantive changes to the plan effected by the First Amendment are:

•

increasing the maximum number of shares for which awards may be made to any one employee, consultant or other independent advisor under the plan in any single calendar year from 2,000,000 shares to 2,500,000 shares;

•	increasing the maximum dollar amount for which awards may be made to any one participant under the plan in any single calendar year from $3,000,000 to $4,000,000;

•

adding a limit of 50,000 on the maximum number of shares for which awards may be made to any one non-employee member of the Board or the board of directors of our parent or any of our subsidiary companies under the plan in any single calendar year;

•

expanding the list of performance measures for qualifying awards as performance-based under Section 162(m) of the Code (“Section 162(m)”) to include the following new measures: productivity measures, funds from operations and operating efficiency; and

•

clarifying that the operating or net income and gross, operating or net profit margin performance criteria may be measured before acquisition related charges or net non-operating foreign currency exchange gains or losses and that the earnings per share performance criterion may be measured either before or after acquisition related charges, net non-operating foreign currency exchange gains or losses, charges for stock-based compensation or any taxes or fringe benefits incurred by the Company (or any parent or subsidiary) in settlement of stock-based awards.

We are asking for increases to the per-person share limits and dollar limitations under the plan and for modifications to the list of performance criteria to create additional flexibility to continue to aid the Company and its subsidiaries in recruiting and retaining service providers and to motivate such individuals to exert their best efforts on behalf of the Company and its subsidiaries by providing incentives through the granting of awards. We expect that we will benefit from the added interests that such individuals will have in the welfare of the Company as a result of their proprietary interest in our success. We believe that equity-based incentives, including incentives that are tied to the performance of the Company, are crucial to recruit and retain employees and other service providers, as well as important means of aligning their interests with those of our stockholders.

We are asking our stockholders to approve the First Amendment in order to satisfy the stockholder approval requirements of Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer) (“covered employees”). Under Section 162(m), compensation paid to such persons in excess of $1,000,000 in a taxable year generally is not deductible by the Company. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1,000,000 deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our public stockholders every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2009 Incentive Plan, as amended by the First Amendment (the amended plan, the “Amended 2009 Incentive Plan”), is discussed below, and stockholder approval of this Proposal 2 and the First Amendment will be deemed to constitute approval of the material terms of the performance goals under the Amended 2009 Incentive Plan for purposes of the stockholder approval requirements of Section 162(m). We believe that it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based” compensation under Section 162(m).

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PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

Stockholder approval of the material terms of the performance goals under the Amended 2009 Incentive Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the Amended 2009 Incentive Plan to qualify for the “performance-based” compensation exemption under Section 162(m). Additional requirements are described under “Summary of Federal Income Tax Consequences” starting on page 28 of this proxy statement. In addition, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based” compensation for purposes of Section 162(m), and nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m). Moreover, even if we intend to grant compensation that qualifies as “performance-based” compensation for purposes of Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by us.

If our stockholders do not approve the First Amendment pursuant to this Proposal 2, the First Amendment will not be effective and we will not make any grants pursuant to the terms of the First Amendment, including the revised performance criteria included therein, and no new awards will be granted in excess of the existing individual annual share and dollar limits. The 2009 Incentive Plan (as in effect prior to the First Amendment) will, however, remain in effect and we may continue to grant equity awards under the 2009 Incentive Plan pursuant to its current terms. In addition, all previously granted awards will continue to be subject to the 2009 Incentive Plan.

Summary Description of Amended 2009 Incentive Compensation Plan

The principal terms and provisions of the Amended 2009 Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Amended 2009 Incentive Plan and is qualified in its entirety by reference to the complete text of the 2009 Incentive Plan and the First Amendment, which are attached as Exhibits A and B.

Incentive Programs. The Amended 2009 Incentive Plan consists of three separate equity incentive programs: (i) the discretionary grant program, (ii) the stock issuance program, and (iii) the incentive bonus program. The principal features of each program are described below.

Types of Awards. The various types of incentives which may be issued under the Amended 2009 Incentive Plan are as follows: (i) stock options and stock appreciation rights under the discretionary grant program, (ii) direct stock issuances, stock bonuses and stock issuances pursuant to restricted stock units and other share-right awards under the stock issuance program, and (iii) cash bonus awards, performance unit awards and dividend equivalent rights awarded under the incentive bonus program.

Administration. The Compensation Committee will have the exclusive authority to administer the Amended 2009 Incentive Plan with respect to awards made to our executive officers and Board members and will also have the authority to make awards to all other eligible individuals. However, our Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the plan to individuals other than executive officers and Board members. In addition, administration of the Amended 2009 Incentive Plan may, at the Board’s discretion, be vested in a special award committee of one or more executive officers with authority to administer the plan with respect to employees other than executive officers, Board members and members of such special award committee and to make awards to such individuals under the Amended 2009 Incentive Plan, subject to such limitations imposed on such committee by the Board.

The term “plan administrator,” as used in this summary, will mean our Compensation Committee and any secondary or special award committee, to the extent each such entity is acting within the scope of its administrative authority under the Amended 2009 Incentive Plan.

Eligibility. Officers and employees in our employ or in the employ of our parent or subsidiary companies (whether now existing or subsequently established), as well as members of our Board of Directors or the board of directors of our parent or subsidiary companies (whether now existing or subsequently established) and consultants and other independent advisors of any of the foregoing entities, will be eligible to participate in the Amended 2009 Incentive Plan. As of March 31, 2014, approximately 12,487 persons (including 14 executive officers, seven non-employee Board members, approximately 12,466 other employees and approximately zero consultants or advisors) will be eligible to participate in the Amended 2009 Incentive Plan.

Securities Subject to Amended 2009 Incentive Plan. 48,000,000 shares of our Class A Common Stock were initially reserved for issuance over the term of the 2009 Incentive Plan and, as of March 31, 2014, 22,310,890 of such shares remain available for

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PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

issuance under the 2009 Incentive Plan and will continue to be available under the Amended 2009 Incentive Plan. For each share of Class A Common Stock issued without cash consideration pursuant to awards under the stock issuance program or the incentive bonus program, the share reserve under the Amended 2009 Incentive Plan will be reduced by 1.55 shares.

Awards made under the Amended 2009 Incentive Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as “performance-based” compensation under Section 162(m) and to satisfy other considerations.

•

For awards to employees, consultants and other independent advisors who provide services to the Company (or any parent or subsidiary) measured in terms of shares of our Class A Common Stock (whether payable in our Class A Common Stock, cash or a combination of both), no participant in the Amended 2009 Incentive Plan may receive awards for more than 2,500,000 shares of our Class A Common Stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions.

•

For awards measured in terms of cash dollars (whether payable in cash, shares of our Class A Common Stock, or both), no participant in the Amended 2009 Incentive Plan may receive awards with an aggregate dollar value in excess of $4,000,000 in any single calendar year, with such limitation to be measured at the time the award is made.

•

For awards to non-employee members of the Board or the board of directors of any parent or subsidiary measured in terms of shares of our Class A Common Stock (whether payable in our Class A Common Stock, cash or a combination of both), no such director may receive awards for more than 50,000 shares of our Class A Common Stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions.

The shares of Class A Common Stock issuable under the Amended 2009 Incentive Plan may be drawn from shares of our authorized but unissued Class A Common Stock or from shares of our Class A Common Stock that we acquire, including shares purchased on the open market or in private transactions.

Shares subject to awards under the Amended 2009 Incentive Plan which remain unissued upon the expiration or termination of those awards will be available for subsequent grants under the Amended 2009 Incentive Plan. Any unvested shares issued under the Amended 2009 Incentive Plan that are subsequently forfeited or that we repurchase, at a price not greater than the original issue price paid per share, pursuant to our repurchase rights under the Amended 2009 Incentive Plan will be added back to the number of shares reserved for issuance under the Amended 2009 Incentive Plan and will accordingly be available for subsequent issuance.

There are no net counting provisions in effect under the Amended 2009 Incentive Plan. Accordingly, the following share counting procedures will apply:

•

Should the exercise price of an option be paid in shares of our Class A Common Stock, then the number of shares reserved for issuance under the Amended 2009 Incentive Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

•

Should shares of Class A Common Stock otherwise issuable under the Amended 2009 Incentive Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the exercise, issuance or vesting of an award, then the number of shares of Class A Common Stock available for issuance under the Amended 2009 Incentive Plan will be reduced by the full number of shares issuable pursuant to that award, as calculated prior to any such share withholding.

•

Upon the exercise of any stock appreciation right granted under the Amended 2009 Incentive Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise.

Equity Incentive Programs

Discretionary Grant Program. Under the discretionary grant program, eligible persons may be granted options to purchase shares of our Class A Common Stock or stock appreciation rights tied to the value of our Class A Common Stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive such awards, the time or times when those awards are to be made, the number of shares subject to each such award, the vesting schedule to be in effect for the award, the maximum term for which the award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws. Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than 100% of the fair market value of the option shares on the grant date. No granted option will have a term in excess of seven years. However, one or

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PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The Amended 2009 Incentive Plan will allow the issuance of two types of stock appreciation rights under the discretionary grant program:

•

Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our Class A Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•

Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of our Class A Common Stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of Class A Common Stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our Class A Common Stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of seven years.

The distribution with respect to any exercised tandem or stand-alone stock appreciation right will be made in shares of our Class A Common Stock or cash. Stock appreciation rights will remain exercisable for a limited period following the holder’s cessation of service, but only to the extent those rights are exercisable at the time of such cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding, whether before or after the holder’s actual cessation of service.

Repricing Prohibition. The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our Class A Common Stock for consideration payable in cash or our equity securities or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.

Stock Issuance Program. Shares may be issued under the stock issuance program at a price per share not less than their fair market value, payable in cash or other valid consideration under the Delaware General Corporation Law. Shares may also be issued as a bonus for past services without any cash purchase price required of the recipient. Shares of our Class A Common Stock may also be issued under the program pursuant to share right awards or restricted stock units which entitle the recipients to receive those shares, without payment of any cash purchase price, upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us.

The plan administrator will have complete discretion to determine which eligible individuals are to receive awards under the stock issuance program, the time or times when those awards are to be made, the number of shares subject to each such award, the applicable performance and/or service vesting provisions, the issuance schedule to be in effect for the shares that vest and become issuable under each such award and the cash consideration (if any) payable per share.

The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. Notwithstanding the foregoing, the following limitations shall apply with respect to the vesting schedules established for the awards made under the stock issuance program, subject to acceleration in connection with the optionee’s termination of employment under designated circumstances and upon certain changes in control of the company: (i) for any award which is to vest on the basis of service,

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PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

the minimum vesting period shall be three (3) years, with such vesting to occur in one or more installments over that period as determined by the plan administrator, but in no event more favorably than monthly; and (ii) for any such award which is to vest on the basis of performance objectives, the performance period will have a duration of at least one year.

To enable the compensation attributable to one or more awards under the program to qualify as “performance-based” compensation which will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m), the plan administrator will also have the discretionary authority to structure one or more of those awards so that the underlying shares of Class A Common Stock will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) revenue or revenue growth, (ii) operating or net income, (iii) operating or net income before acquisition related charges, net non-operating foreign currency exchange gains or losses, and/or charges for stock-based compensation and any taxes or fringe benefits incurred by the Company (or any parent or subsidiary) in settlement of stock-based awards, (iv) operating or net income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation and any taxes or fringe benefits incurred by the Company (or any parent or subsidiary) in settlement of stock-based awards, (v) gross, operating or net profit margin, (vi) gross, operating or net profit margin before acquisition related charges, net non-operating foreign currency exchange gains or losses, and/or charges for stock-based compensation, and any taxes or fringe benefits incurred by the Company (or any parent or subsidiary) in settlement of stock-based awards, (vii) earnings per share, either before or after acquisition related charges, net non-operating foreign currency exchange gains or losses, and/or charges for stock-based compensation and any taxes or fringe benefits incurred by the Company (or any parent or subsidiary) in settlement of stock-based awards, (viii) return on assets, capital or stockholder equity, (ix) total stockholder return, (x) cash flow, (xi) measures in terms of days sales outstanding or accounts receivable outstanding, (xii) working capital, (xiii) market share, (xiv) increases in customer base, (xv) cost reductions or other expense control objectives, (xvi) market price of the Common Stock, whether measured in absolute terms or in relation to earnings or operating income or in relation to various stock market or industry indices, (xvii) budget objectives, (xviii) working capital, (xix) mergers, acquisitions or divestitures, (xx) measures of customer satisfaction, (xxi) productivity measures, (xxii) funds from operations, (xxiii) operating efficiency or (xxiv) economic value-added models. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. In addition, the performance goals may be subject to adjustment for one or more of the following items: (a) asset impairments or write-downs, (b) litigation judgments or verdicts and expenses and settlement costs and expenses, (c) the effect of changes in tax laws or regulations, accounting principles or other applicable laws, regulations or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) any extraordinary nonrecurring items as described in applicable accounting standards and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) the operations of any business acquired by the Company or any parent or subsidiary or of any joint venture in which the Company or any parent or subsidiary participates, (g) the divestiture of one or business operations or the assets thereof, (h) the costs incurred in connection with such acquisitions or divestitures or (i) non-operating foreign exchange gains or losses.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the stock issuance program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

Outstanding restricted stock units or other stock-based awards under the stock issuance program will automatically terminate, and no shares of our Class A Common Stock will actually be issued in satisfaction of those units or awards, if the performance goals or service requirements established for such units or awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our Class A Common Stock in satisfaction of one or more outstanding restricted stock units or other stock-based right awards as to which the designated performance goals or service

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PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to units or awards which were intended at the time of issuance to qualify as “performance-based” compensation under Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

Incentive Bonus Program. Cash bonus awards, performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program. Cash bonus awards will vest over an eligible individual’s designated service period or upon the attainment of pre-established performance goals and may be paid in cash or shares of our Class A Common Stock valued at fair market value on the payment date. Performance unit awards will be subject to the following parameters:

(i) A performance unit will represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals described above in the description of the stock issuance program. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.

(ii) Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.

(iii) Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash or shares of our Class A Common Stock valued at fair market value on the payment date.

Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the Amended 2009 Incentive Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our Class A Common Stock) which is made per issued and outstanding share of Class A Common Stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of our Class A Common Stock or may be deferred to a later date. Payment may be made in cash or shares of our Class A Common Stock.

The plan administrator will have complete discretion under the incentive bonus program to determine which eligible individuals are to receive such awards under the program, the time or times when those awards are to be made, the form of each such award, the performance objectives for each such award, the amount payable at one or more designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such award and the method by which the award is to be settled (cash or shares of our Class A Common Stock).

In order to enable the compensation attributable to one or more awards under the program to qualify as performance-based compensation which will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m), the plan administrator will also have the discretionary authority to structure one or more awards so that cash or shares of Class A Common Stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the performance goals described above in the summary of the stock issuance program.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all awards outstanding under the incentive bonus program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as “performance-based” compensation under Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

General Provisions

Vesting Acceleration. In the event we should experience a change in control, the following special vesting acceleration provisions will be in effect for outstanding awards under the Amended 2009 Incentive Plan:

(i) Each outstanding award under the discretionary grant program or the stock issuance program will automatically accelerate in full upon a change in control, if that award is not assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the intrinsic value of the award and provides for

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PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

subsequent payout of that value in accordance with the same vesting schedule in effect for that award, unless such acceleration is subject to other limitations imposed by the plan administrator.

(ii) The plan administrator will have complete discretion to grant one or more awards which will vest in the event the individual’s service with us or the successor entity is terminated within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

(iii) The plan administrator will have the discretion to structure one or more awards so that those awards will immediately vest upon a change in control, whether or not they are to be assumed or otherwise continued in effect.

(iv) Unless the plan administrator establishes a different definition for one or more awards, a change in control will generally be deemed to occur for purposes of the Amended 2009 Incentive Plan in the event (i) there occurs a merger, consolidation or other reorganization approved by our stockholders (unless securities representing 50% or more of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction), (ii) there occurs a sale, transfer or other disposition of all or substantially all of our assets, (iii) there occurs any transaction or series of related transactions (over a period of 12 months or less) pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) 35% or more of the total combined voting power of our outstanding securities, or (iv) there is a change in the majority of the Board members over a period of 12 months or less by reason of one or more contested elections for Board membership.

The plan administrator’s authority above extends to any awards intended to qualify as “performance-based” compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of “performance-based” status under Section 162(m).

Changes in Capitalization. In the event any change is made to the outstanding shares of our Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of our outstanding shares of Class A Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Amended 2009 Incentive Plan; (ii) the maximum number and/or class of securities for which any one person may be granted Class A Common Stock-denominated awards under the Amended 2009 Incentive Plan per calendar year; (iii) the number and/or class of securities and the exercise price per share in effect for outstanding awards under the discretionary grant program, (iv) the number and/or class of securities subject to each outstanding award under the stock issuance program and the cash consideration (if any) payable per share, (v) the maximum number and/or class of securities issuable under the plan pursuant to incentive stock options, (vi) the number and/or class of securities subject to the Company’s outstanding repurchase rights under the plan and the repurchase price payable per share (vii) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of our Class A Common Stock, and (viii) the number of shares of Class A Common Stock by which the share reserve will be reduced for each share of Class A Common Stock issued without cash consideration pursuant to the stock issuance program. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the Amended 2009 Incentive Plan or the outstanding awards thereunder.

Valuation. The fair market value per share of our Class A Common Stock on any relevant date under the Amended 2009 Incentive Plan will be deemed to be equal to the closing selling price per share on that date on the NASDAQ Global Select Market. On March 31, 2014, the fair market value per share of our Class A Common Stock determined on such basis was $50.60. Notwithstanding the foregoing, should a different method of fair market value determination be required by applicable law or regulation of the foreign jurisdiction in which an award is to be made under the plan, then the fair market value per share applicable to such award will be determined in accordance with the law or regulations of the foreign jurisdiction in which that award is made.

Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our Class A Common Stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s

2014 Proxy Statement	Cognizant Technology Solutions Corporation	27

PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the Amended 2009 Incentive Plan so that those options will be transferable during optionee’s lifetime to a revocable living trust established for the optionee or the optionee and his or her spouse or to the optionee’s former spouse pursuant to a domestic relations order. Stand-alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

A participant will have full stockholder rights with respect to any shares of Class A Common Stock issued to him or her under the Amended 2009 Incentive Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of Class A Common Stock subject to a restricted stock unit or performance share award until that award vests and the shares of Class A Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Class A Common Stock, on outstanding restricted stock units or performance shares, subject to such terms and conditions as the plan administrator may deem appropriate.

Special Tax Election. The plan administrator may provide one or more holders of awards under the Amended 2009 Incentive Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our Class A Common Stock in payment of such withholding tax liability.

Amendment and Termination. Our Board of Directors may amend or modify the Amended 2009 Incentive Plan at any time; provided, however, that stockholder approval will be required for any amendment which materially increases the number of shares of Class A Common Stock authorized for issuance under the Amended 2009 Incentive Plan (other than in connection with certain changes to our capital structure as explained above), materially increases the benefits accruing to participants, materially expands the class of individuals eligible to participate in the Amended 2009 Incentive Plan, expands the types of awards which may be made under the Amended 2009 Incentive Plan or extends the term of the Amended 2009 Incentive Plan or to the extent such stockholder approval may otherwise be required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our Class A Common Stock is at the time primarily traded. Unless sooner terminated by our Board of Directors, the Amended 2009 Incentive Plan will terminate on the earliest of (i) June 4, 2019, (ii) the date on which all shares available for issuance under the Amended 2009 Incentive Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.

Deferred Compensation. The plan administrator may, in its sole discretion, structure one or more awards under the Amended 2009 Incentive Plan so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes. In addition, to the extent we maintain one or more separate nonqualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Class A Common Stock, the plan administrator may authorize the share reserve under the Amended 2009 Incentive Plan to serve as the source of any shares of Class A Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Amended 2009 Incentive Plan shall be reduced on a share-for-one share basis for each share of Class A Common Stock issued under the Amended 2009 Incentive Plan in settlement of the deferred compensation owed under those separate arrangements.

New Plan Benefits

Except with respect to grants of stock options that will be awarded to Mr. Narayanan and non-employee directors serving on our board of directors on the date of the Annual Meeting, which are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended 2009 Incentive Plan will be determined in the discretion of the Compensation Committee in the future, and the Compensation Committee has not made any determination to make future grants to any persons under the Amended 2009 Incentive Plan as of the date of this proxy statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended 2009 Incentive Plan or the benefits that would have been received by such participants if the First Amendment had been in effect in the year ended December 31, 2013.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	28

PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

Amended 2009 Incentive Plan

Name and Position	Dollar Value of Shares Underlying Options Granted (#)	Dollar Value of Shares Subject to Stock Awards ($)
Francisco D’Souza Chief Executive Officer	$0	$0
Gordon J. Coburn President	$0	$0
Karen McLoughlin Chief Financial Officer	$0	$0
Malcolm Frank Executive Vice President, Strategy and Marketing	$0	$0
Rajeev Mehta Chief Executive Officer, IT Services	$0	$0
All current executive officers as a group (1)	$100,000	$100,000
All current non-employee directors as a group (1)	$700,000	$700,000
All employees except current executive officers as a group	$0	$0

(1)

At the Annual Meeting, Mr. Narayanan and the non-employee members of our Board will each receive a grant of stock options with a modified Black-Scholes value (using the assumptions utilized in preparing the Company’s most recent audited financial statements) as of the date of grant of $100,000 and a grant of restricted stock units with a fair market value as of the date of grant of $100,000 unless such member is not elected at the Annual Meeting. The number of shares subject to such awards will be determined based on the fair market value of our Class A Common Stock on the date of grant and, therefore, is not determinable at this time. Each such option will have an exercise price per share equal to the fair market value per share of our Class A Common Stock on the grant date and a maximum term of seven years measured from the grant date and will vest ratably, 50% per year on each of the first two anniversaries of the date of grant, subject to the director’s continued service on the Board through each applicable vesting date. Each such restricted stock unit award will vest ratably, one-third on each of the first three anniversaries of the date of grant, subject to the director’s continuous service on the Board through each applicable vesting date.

Summary of Federal Income Tax Consequences

The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the Amended 2009 Incentive Plan. This summary describes basic tax rules and is not intended as, and should not be relied upon, as tax guidance for participants in the plan. It does not describe the implications, if any, of a number of special tax rules, such as the alternative minimum tax, and foreign, state and local tax laws. Changes to the tax laws could alter the tax consequences described below.

Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

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PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect the withholding taxes applicable to such income from the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code no later than 30 days after receipt of the shares to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of Class A Common Stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect the withholding taxes applicable to such income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Direct Stock Issuances. The tax principles applicable to direct stock issuances under the Amended 2009 Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect the withholding taxes applicable to such income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Cash Awards. The payment of a cash award will result in the recipient’s recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance Units. No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of Class A Common Stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be

2014 Proxy Statement	Cognizant Technology Solutions Corporation	30

PROPOSAL 2 — APPROVAL OF FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Section 162(m). As described above, Section 162(m) denies a deduction to any publicly held corporation for compensation paid to “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Amended 2009 Incentive Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

As described above, the Section 162(m) deduction limitation does not apply to “performance-based” compensation. In order to qualify for the exemption for “performance-based” compensation, Section 162(m) requires that: (i) the compensation be paid solely on account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised solely of two or more “outside directors”, (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the company’s stockholders and (iv) a compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and stock appreciation rights that provides that stock options and stock appreciation rights will satisfy the “performance-based” compensation exemption if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets forth the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

The Amended 2009 Incentive Plan has been designed to permit the Compensation Committee to grant awards that may qualify as “performance-based” compensation. As described above, if the Amended 2009 Incentive Plan is approved by our stockholders and the other requirements of Section 162(m) are met, the Compensation Committee may, but is not obligated to, grant awards under the Amended 2009 Incentive Plan that are intended to constitute “performance based” compensation under Section 162(m).

Section 409A of the Code. Certain types of awards under the Amended 2009 Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended 2009 Incentive Plan and awards granted under the Amended 2009 Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

Certain Other Tax Issues. In the event that the exercisability or vesting of any award granted under the Amended 2009 Incentive Plan is accelerated in connection with a change in control, payments relating to the award (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by us. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

VOTE REQUIRED

The approval of this proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD

The Board of Directors unanimously recommends a vote FOR the approval of the First Amendment.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	31

PROPOSAL 3

Advisory (Non-Binding) Vote on Executive Compensation (Say-on-Pay)

BACKGROUND

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a “Say-on-Pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of our “named executive officers,” or “Named Executives”, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section starting on page 43 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2013 compensation of our Named Executives.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company’s stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our Named Executives occur every year. Accordingly, our next advisory say on pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2015 Annual Meeting of Stockholders.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our Named Executives. The Compensation Committee has designed the executive compensation program for our Named Executives to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•

Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhances stockholder value by linking rewards to measurable corporate and individual performance.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

We believe our approach to goal setting and setting of targets with payouts at multiple levels of performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. In addition, we believe that the mix of equity award instruments used under our long-term incentive program that includes full value awards as well as the multi-year vesting of our equity awards also mitigate risk and properly account for the time horizon of risk. The Compensation Discussion and Analysis section starting on page 43 of this proxy statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

The vote solicited by this Proposal No. 3 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board of Directors.

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PROPOSAL 3 — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executives that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. At the Company’s Annual Meeting of Stockholders held on June 4, 2013, approximately 98.6% of the votes cast on the Say-on-Pay proposal at that meeting were voted in favor of the proposal.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 3:

RESOLVED, that the stockholders of Cognizant Technology Solutions Corporation approve, on an advisory basis, the compensation of the Company’s Named Executives, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2014 Annual Meeting.

VOTE REQUIRED

The approval of this proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD

The Board of Directors unanimously recommends a vote FOR the approval of the advisory (non-binding) vote on executive compensation.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	33

PROPOSAL 4

Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our selection of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our selection is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2013. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the selection of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it selects the independent auditors for 2015. Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to select a different independent auditor at any time if it determines that such a change is in the interests of the Company.

VOTE REQUIRED

This proposal requires the affirmative vote of a majority of the votes cast. Abstentions will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	34

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position	In Current Position Since
Lakshmi Narayanan [1]	61	Vice Chairman and Director	2007
Francisco D’Souza [2]	45	Chief Executive Officer and Director	2007
Gordon J. Coburn [3]	50	President	2012
Karen McLoughlin [4]	49	Chief Financial Officer	2012
Ramakrishnan Chandrasekaran [5]	56	Executive Vice Chairman, Cognizant India	2013
Rajeev Mehta [6]	47	Chief Executive Officer, IT Services	2013
Malcolm Frank [7]	47	Executive Vice President, Strategy and Marketing	2012
Steven Schwartz [8]	46	Executive Vice President, Chief Legal and Corporate Affairs Officer	2013
Sridhar Thiruvengadam[9]	50	Chief Operating Officer	2013
Ramakrishna Prasad Chintamaneni[10]	44	Executive Vice President and President, Banking and Financial Services	2013
Venkat Krishnaswamy[11]	60	Executive Vice President and President, Healthcare & Life Sciences	2013
Debashis Chatterjee[12]	48	Executive Vice President and President, Technology Solutions	2013
Dharmendra Kumar Sinha[13]	51	Executive Vice President and President, Client Services	2013
Sumithra Gomatam[14]	46	Executive Vice President and President, Industry Solutions	2013

[1]

Lakshmi Narayanan was appointed Vice Chairman of the Board of Directors, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan serves on the board of directors and as the Chairman of the Governance Committee of TVS Capital Funds Limited. Mr. Narayanan is the Chairman of the Board of ICT Academy of Tamil Nadu, a not-for-profit training and research institution established in a partnership model between the Government of India, IT Industry and the Confederation of Indian Industry. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.

[2]

Francisco D’Souza was appointed Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our President from January 1, 2007 through February 6, 2012 and as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza serves on the Board of Directors of General Electric Company. Mr. D’Souza serves on the Board of Trustees of Carnegie Mellon University, the Board of Trustees of The New York Hall of Science and the Board of Directors of the U.S.-India Business Council. Mr. D’Souza also is a member of the Business Roundtable. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of Macau (formerly known as the University of East Asia) and a Master of Business Administration degree from Carnegie Mellon University.

[3]

Gordon Coburn was appointed President of the company, effective February 6, 2012. From March 1998 until February 6, 2012, Mr. Coburn served as the company’s Chief Financial Officer and Treasurer and from January 2007 until February 6, 2012, Mr. Coburn also held the position of Chief Operating Officer. Mr. Coburn also served as the company’s Executive Vice President from December 2003 through December 2006. From November 1999 to December 2003, he served as our Senior Vice President. He previously was our Vice President from 1996 to November 1999. Mr. Coburn served as Senior Director—Group Finance and Operations for Cognizant Corporation from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation. Mr. Coburn serves on the Board of Directors of The Corporate Executive Board Company. He also served on the Board of Directors of ICT Group, Inc. until its acquisition on February 2, 2010. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College, where he serves as a member of its MBA Advisory Board.

[4]

Karen McLoughlin was appointed Chief Financial Officer of the company, effective February 6, 2012. She previously served as the company’s Senior Vice President of Finance and Enterprise Transformation, a role she held since January 2010. In such role, Ms. McLoughlin was responsible for the company’s worldwide financial planning and analysis, enterprise risk management and enterprise transformation functions, including the facilitation and execution of various internal reengineering and transformation initiatives designed to enable the company’s strategic vision. From August 2008 to January 2010, Ms. McLoughlin served as the company’s Senior Vice President of Finance, responsible for overseeing the Company’s global financial planning and analysis team

2014 Proxy Statement	Cognizant Technology Solutions Corporation	35

EXECUTIVE OFFICERS

and enterprise risk management, and from October 2003 until August 2008, Ms. McLoughlin served as the company’s Vice President of Global Financial Planning and Analysis. Prior to joining Cognizant in October 2003, Ms. McLoughlin held various financial management positions at Spherion Corporation from August 1997 to October 2003 and at Ryder System Inc. from July 1994 to August 1997. Prior to joining Ryder, she spent six years in the South Florida Practice of Price Waterhouse (now PricewaterhouseCoopers). Ms. McLoughlin has a Bachelor of Arts degree in Economics from Wellesley College and a Master of Business Administration degree from Columbia University.

[5]

Ramakrishnan Chandrasekaran was appointed Executive Vice Chairman, Cognizant India, effective December 4, 2013. In this role, Mr. Chandrasekaran focuses on strengthening our strong relationship with industry bodies, driving strategic initiatives that strengthen outreach to the government, and further enhancing our brand equity through public relations in India. From February 2012 to December 2013, Mr. Chandrasekaran served as Group Chief Executive-Technology and Operations. In this role, Mr. Chandrasekaran was responsible for leading our solutions and delivery teams world-wide. From August 2006 to February 2012, he served as our President and Managing Director, Global Delivery, responsible for leading our global delivery organization, spearheading new solutions, and championing process improvements. Mr. Chandrasekaran served as our Executive Vice President and Managing Director from January 2004 through July 2006. Prior to that, from November 1999 to January 2004, he served as our Senior Vice President responsible for Independent Software Vendor relationships, key alliances, capacity growth, process initiatives, business development and offshore delivery. Mr. Chandrasekaran joined us as Assistant Vice President in December 1994, before being promoted to Vice President in January 1997. Prior to joining us, Mr. Chandrasekaran worked with Tata Consultancy Services. Mr. Chandrasekaran holds a Mechanical Engineering degree and Master of Business Administration degree from the Indian Institute of Management.

[6]

Rajeev Mehta was appointed Chief Executive Officer, IT Services, effective December 4, 2013. In this role, Mr. Mehta is responsible for market facing activities across the company as well as for delivery across our IT Services business. From February 2012 to December 2013, Mr. Mehta served as Group Chief Executive-Industries and Markets. In this role, Mr. Mehta was responsible for leading our industry vertical and geographic market operations on a global basis. From August 2006 to February 2012, he served as our Chief Operating Officer, Global Client Services, responsible for our sales, business development and client relationship management organizations. Mr. Mehta served as Senior Vice President and General Manager of our Financial Services business segment from June 2005 to August 2006. From November 2001 to June 2005, he served as our Vice President and General Manager of our Financial Services business segment. From January 1998 to November 2001, Mr. Mehta served as our Director of the U.S. Central Region. Mr. Mehta served as our Senior Manager of Business Development from January 1997 to January 1998. Prior to joining Cognizant in 1997, Mr. Mehta was involved in implementing GE Information Services offshore outsourcing program and also held consulting positions at Deloitte & Touche and Andersen Consulting. Mr. Mehta holds a Bachelor of Science degree from the University of Maryland and a Master of Business Administration degree from Carnegie Mellon University.

[7]

Malcolm Frank was appointed Executive Vice President, Strategy and Marketing, effective February 6, 2012. Mr. Frank served as our Senior Vice President of Strategy and Marketing from August 2005 to February 2012. In both these roles, Mr. Frank’s responsibilities have included, and continue to include, directing all aspects of our corporate marketing function, including strategy and branding, industry and media relations, corporate communications and corporate marketing. From August 2005 until June 2009, Mr. Frank was also responsible for leading our field marketing function. Prior to joining Cognizant in August 2005, Mr. Frank was co-founder, President and Chief Executive Officer of CXO Systems, Inc., an independent software vendor providing dashboard solutions for senior managers, from March 2002 to July 2005. From June 1999 to September 2002, Mr. Frank was the founder, President, Chief Executive Officer and Chairman of Nervewire Inc. (“Nervewire”), a management consulting and systems integration firm. Prior to founding Nervewire, Mr. Frank was a co-founder, executive officer, and Senior Vice President at Cambridge Technology Partners, where he ran Worldwide Marketing, Business Development, and several business units, from January 1990 to June 1999. Mr. Frank graduated from Yale University with a degree in Economics.

[8]

Steven Schwartz was appointed Executive Vice President, Chief Legal and Corporate Affairs Officer on December 4, 2013. In this role, Mr. Schwartz is responsible for our global legal teams, our global government affairs efforts and our global security team. From July 2007 to December 2013, Mr. Schwartz served as Senior Vice President, General Counsel and Secretary, having global responsibility for managing Cognizant’s legal function. Mr. Schwartz, who joined Cognizant in 2001, previously served as Vice President and General Counsel, a position he held from March 2003 to July 2007. From April 2002 to March 2003, he served as our Vice President and Chief Corporate Counsel. From October 2001 to December 2002, he served as our Chief Corporate Counsel. Mr. Schwartz serves on the board of directors of Information Technology Industry Council and Citizen Schools. Mr. Schwartz holds a Bachelor of Business Administration degree from the University of Miami, a Juris Doctor degree from Fordham University School of Law and a Master of Law (in Taxation) degree from the New York University School of Law.

[9]

Sridhar Thiruvengadam was appointed Chief Operating Officer of the company, effective May 8, 2013. Previously, from January 2012 to May 2013, Mr. Thiruvengadam served as an Executive Vice President of the company, leading the global delivery operations for several of the company’s industry verticals, and head of the company’s Business Process Services (“BPS”) practice. From January 2010 to January 2012, Mr. Thiruvengadam served as a Senior Vice President and global head of BPS, infrastructure and testing services. From April 2007 to January 2010, Mr. Thiruvengadam served as the company’s Chief People Officer in charge of talent acquisition, management, training and staffing. From March 2001 to March 2007, Mr. Thiruvengadam held several positions in the company’s banking, financial services, healthcare and insurance practices, including Vice President and head of the company’s insurance industry vertical. Mr. Thiruvengadam joined the company as a project manager in November 1994. Mr. Thiruvengadam holds a M.Tech degree from the Indian Institute of Technology, Madras.

[10]

Ramakrishna Prasad Chintamaneni was appointed Executive Vice President and President, Banking and Financial Services, effective December 4, 2013. In this role, Mr. Chintamaneni is responsible for leading Banking and Financial Services. From 2011 to December 2013, Mr. Chintamaneni served as our Global Head of Banking and Financial Practice and was responsible for the practice’s sales, business development, consulting, client relationships, management and delivery, and global profit and loss. Previously, from 2010 to 2011, Mr. Chintamaneni served as our Global Head of Markets for the Banking and Financial Services Practice. From 2006 to 2009, he served as our Head of Banking and Financial Practice for North America. From 1999 through 2006, Mr. Chintamaneni served as our Client Partner, managing the relationships with several of our key Banking and Financial Services clients, and also led our U.S. Eastern Region’s Banking and Financial Services Practice. Prior to joining Cognizant in 1999, Mr. Chintamaneni spent seven years in the investment banking and financial services industry, including working at Merrill Lynch and its affiliates for five years as an Investment Banker and a member of Merrill’s business strategy committee in India. Mr. Chintamaneni serves on the Board of Directors of NPower, a nonprofit that helps nonprofits, schools and individuals build technology skills by harnessing the power of the technology community. Mr. Chintamaneni obtained his Bachelor of Technology degree in Chemical Engineering from the Indian Institute of Technology, Kanpur and a Postgraduate Diploma in Business Management from XLRI School of Management in India.

[11]

Venkat Krishnaswamy was appointed President, Healthcare & Life Sciences, effective December 4, 2013. In this role, Mr. Krishnaswamy is focused on delivering solutions and services to the healthcare industry. From February 2012 to December 2013, Mr. Krishnaswamy served as Executive Vice President of Healthcare and Life Sciences. From April 2007 to February 2012, Mr. Krishnaswamy served as Senior Vice President and General Manager of Healthcare and Life Sciences. Mr. Krishnaswamy served as Vice President - Projects from January 2003 to April 2007 and as Director of Projects from April 1999 to January 2003. Upon joining Cognizant in 1997, Mr. Krishnaswamy served as Senior Manager until April 1999. Between 1997 and 2003, Mr. Krishnaswamy served in our Banking & Financial

2014 Proxy Statement	Cognizant Technology Solutions Corporation	36

EXECUTIVE OFFICERS

Services Practice. Prior to joining Cognizant in 1997, Mr. Krishnaswamy spent over ten years in retail and commercial banking with Colonial State Bank (now Commonwealth Bank of Australia). Mr. Krishnaswamy holds a Bachelor of Engineering degree from the University of Madras and a Masters degree in Electrical Engineering from the Indian Institute of Technology New Delhi.

[12]

Debashis Chatterjee was appointed Executive Vice President and President, Technology Solutions, effective December 4, 2013. In this role, Mr. Chatterjee has responsibility for all of our horizontal practices within IT Services and is responsible for implementing best practices in service delivery and creating solutions across our horizontal practices. From May 2013 until his current appointment, Mr. Chatterjee served as Senior Vice President and Global Head, Technology and Information Services. From March 2012 to April 2013, he was Senior Vice President, Transformational Services. Previously, from April 2011 to January 2012, Mr. Chatterjee served as Vice President and Sectors Leader, Global Business Services, Global Delivery at IBM, a multinational technology and consulting company. From January 2010 to March 2011, Mr. Chatterjee was Senior Vice President and Global Head of Cognizant’s Banking and Financial Services practice (BFS), from April 2007 to December 2009, he was Senior Vice President and Global Delivery Head of BFS, and from April 2004 to March 2007, he was Vice President and Global Delivery Head of BFS. Prior to that, Mr. Chatterjee held various key management roles at Cognizant since joining us in 1996. Mr. Chatterjee has a Bachelor of Engineering in Mechanical Engineering from Jadavpur University in India.

[13]

Dharmendra Kumar Sinha was appointed Executive Vice President and President, Client Services, effective December 4, 2013. In this role, Mr. Sinha leads our global sales, field marketing and intermediary relations teams. He is also responsible for our strategic partnerships and alliances organization. From 2007 to December 2013, Mr. Sinha served as Senior Vice President and General Manager, Global Sales and Field Marketing. From 2004 to 2007, Mr. Sinha served as our Vice President, responsible for our Manufacturing, Logistics, Retail, Hospitality, and Technology verticals. In addition, he assumed the role of Head of Sales and managed our Field Marketing function. From January 2008 to December 2008, Mr. Sinha additionally managed the Insurance business unit. Prior to that, from 1998 to 2004, Mr. Sinha served as Director and subsequently as Vice President of the U.S. Western Region. From 1997 to 1998, Mr. Sinha served in various operational and business development positions. Prior to joining Cognizant in 1997, Mr. Sinha worked with Tata Consultancy Services and CMC Limited, an end-to-end IT solutions provider. Mr. Sinha has a Bachelor of Science Degree from Patna Science college, Patna and a Master’s Degree in Business Administration from Birla Institute of Technology, Mesra.

[14]

Sumithra Gomatam was appointed Executive Vice President and President, Industry Solutions, effective December 04, 2013. In this role, Ms. Gomatam oversees global delivery for all of our industry verticals and is responsible for implementing best practices in services delivery and for creating solutions across our industry practices. Ms. Gomatam also leads our Communications and High Technology business units. From July 2008 to December 2013, Ms. Gomatam served as Senior Vice President, Projects. In this role, Ms. Gomatam served initially as our Global Delivery Head and then as Global Practice Leader for our testing practice. From March 2006 to July 2008, Ms. Gomatam served as Vice President, Projects, leading global delivery and building out the testing practice. From 2001 to March 2006, Ms. Gomatam served as an Account Relationship Manager and as part of our Core Delivery Leadership Team in our banking and financial services practices. From 1995, when Ms. Gomatam joined us, until 2001, she held various key positions within The Dun & Bradstreet Corporation and Cognizant, including serving our banking and financial services clients on application development and application maintenance projects. Ms. Gomatam received her B.E. in Electronics and Communication from Anna University.

None of our executive officers is related to any other executive officer or to any of our Directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	37

Security Ownership of Certain Beneficial Owners and Management

CLASS A COMMON STOCK

The following tables set forth certain information with respect to holdings of each class of our Class A Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A Common Stock as of December 31, 2013 and (ii) each of our Directors (which includes all nominees), each of our Named Executive Officers, and all Directors and executive officers as a group, as of March 31, 2014. Unless otherwise indicated, the address for the individuals below is our address. Except as otherwise noted below, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

SECURITY OWNERSHIP OF 5% STOCKHOLDERS

The following table sets forth the persons who, to our knowledge, beneficially owned as of December 31, 2013, more than 5% of the outstanding shares of our Class A Common Stock. This information is based upon information furnished to us by each such person and/or based upon public filings with the SEC. All share numbers in the following table reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. [1]
40 East 52nd Street
New York, NY 10022	30,265,224	5.0%
FMR LLC [2]
82 Devonshire Street
Boston, Massachusetts 02109	34,310,632	5.6%

[1]

Based solely on a Schedule 13G filed by BlackRock, Inc. on February 4, 2014 for December 31, 2013, disclosing that BlackRock, Inc. has sole voting power over 24,721,112 shares of Class A Common Stock, sole dispositive power over 30,238,004 shares of Class A Common Stock, and shared voting and dispositive power over 27,220 shares of Class A Common Stock. The Schedule 13G reports that beneficial owner subsidiaries of the parent holding company are BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (Korea) Ltd., BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Life Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Fund Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co Ltd., and BlackRock Investment Management (UK) Ltd.

[2]

Based solely on a Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3d on February 14, 2014. According to the Schedule 13G/A, FMR LLC and Edward C. Johnson 3d each are the beneficial owners of 34,310,632 shares of our Class A Common Stock. According to the cover pages of the Schedule 13G/A, FMR LLC has sole voting power over 4,549,028 shares of Class A Common Stock and sole dispositive power over 34,310,632 shares of Class A Common Stock, and Edward C. Johnson 3d has sole dispositive power over 34,310,632 shares of Class A Common Stock. FMR LLC’s and Edward C. Johnson 3d’s beneficial ownership includes 24,699,846 shares of Class A Common Stock beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940 (the “Investment Advisers Act”), 4,752,818 shares of Class A Common Stock beneficially owned by Fidelity SelectCo, LLC, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act, 191,018 shares of Class A Common Stock beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, 85,580 shares of Class A Common Stock beneficially owned through Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act, 257,850 shares beneficially owned by Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act, 943,650 shares of our Class A Common Stock held by Pyramis Global Advisers Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, and 3,379,870 shares beneficially owned by FIL Limited, which provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth the ownership of our Directors (which includes all nominees), each of our Named Executive Officers, and all Directors and executive officers as a group, as of March 31, 2014. This information is based upon information furnished to us by each such person and/or based upon Company records. All share numbers in the following table reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

Name	Amount and Nature of Beneficial Ownership [1]	Percent of Class [2]
Directors (which includes all nominees) and Named Executive Officers:
Francisco D’Souza [3]	1,587,062	*
Gordon J. Coburn [4]	229,334	*
Lakshmi Narayanan [5]	284,500	*
Malcolm Frank [6]	3,477	*
Rajeev Mehta [7]	218,051	*
Karen McLoughlin [8]	103,667	*
Maureen Breakiron-Evans [9]	72,000	*
John N. Fox, Jr. [10]	102,800	*
John E. Klein [11]	672,876	*
Leo S. Mackay, Jr. [12]	10,000	*
Michael Patsalos-Fox [13]	10,000	*
Robert E. Weissman [14]	1,023,776	*
Thomas M. Wendel [15]	106,000	*
All Directors and executive officers as a group (21 persons) [16]	4,906,120	0.8%

*	Less than one percent.

[1]

Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by such stockholder.

[2]

Applicable percentage of ownership is based on an aggregate of 608,444,973 shares of Class A Common Stock outstanding on March 31, 2014. Such percentage also takes into account the Class A Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 31, 2014, including, but not limited to, through the exercise of options which are currently exercisable or which will become exercisable within such sixty (60)-day period; however, such Class A Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Exchange Act.

[3]

Includes 354,462 shares of Class A Common Stock owned of record, 980,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2014 or 60 days after such date, 10,600 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2014 and 242,000 shares of Class A Common Stock owned by the D’Souza Family 2012 Trust. Excludes 482,482 shares of Class A Common Stock underlying performance stock units and restricted stock units, which vest over time after such period. Also excludes 136,894 shares of Class A Common Stock underlying performance stock units granted in 2013, assuming 100% vesting based on target 2014 performance (see page 49 of this proxy statement for more information on these performance stock units).

[4]

Includes 124,367 shares of Class A Common Stock owned of record, 100,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2014 or 60 days after such date and 4,967 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2014. Excludes 250,784 shares of Class A Common Stock underlying performance stock units and restricted stock units, which vest over time after such period. Also excludes 73,154 shares of Class A Common Stock underlying performance stock units granted in 2013, assuming 100% vesting based on target 2014 performance (see page 49 of this proxy statement for more information on these performance stock units).

[5]

Includes 284,500 shares of Class A Common Stock owned of record. Excludes 24,644 shares of Class A Common Stock underlying options and restricted stock units which become exercisable or vest over time after such period.

[6]

Includes 810 shares of Class A Common Stock owned of record and 2,667 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2014. Excludes 83,432 shares of Class A Common Stock underlying performance stock units and restricted stock units, which vest over time after such period. Also excludes 26,854 shares of Class A Common Stock underlying performance stock units granted in 2013, assuming 100% vesting based on target 2014 performance (see page 49 of this proxy statement for more information on these performance stock units).

[7]

Includes 8,537 shares of Class A Common Stock owned of record, 4,200 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2014, 102,656 shares of Class A Common Stock owned by the Rajeev Mehta 2012 Irrevocable Trust and 102,658 shares of Class A Common Stock owned by the Ruchita Mehta 2012 Irrevocable Trust. Excludes 218,170 shares of Class A Common Stock underlying performance stock units and restricted stock units, which vest over time after such period. Also excludes 67,614 shares of Class A Common Stock underlying performance stock units granted in 2013, assuming 100% vesting based on target 2014 performance (see page 49 of this proxy statement for more information on these performance stock units).

2014 Proxy Statement	Cognizant Technology Solutions Corporation	39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

[8]

Includes 21,583 shares of Class A Common Stock owned of record, 80,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2014 or 60 days after such date and 2,084 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2014. Excludes 82,598 shares of Class A Common Stock underlying performance stock units and restricted stock units, which become exercisable or vest over time after such period. Also excludes 27,332 shares of Class A Common Stock underlying performance stock units granted in 2013, assuming 100% vesting based on target 2014 performance (see page 49 of this proxy statement for more information on these performance stock units).

[9]

Includes 2,000 shares of Class A Common Stock owned of record and 70,000 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2014 or 60 days after such date. Excludes 11,750 shares of Class A Common Stock subject to restricted stock units which are vested as of March 31, 2014 but will not settle within 60 days of March 31, 2014. Excludes 24,644 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.

[10]

Includes 8,000 shares of Class A Common Stock owned of record and 94,800 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2014 or 60 days after such date. Excludes 24,644 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.

[11]

Includes 495,004 shares of Class A Common Stock owned of record, 40,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2014 or 60 days after such date and 137,872 shares of Class A Common Stock owned by the John E. Klein Family 2012 Irrevocable Trust. Excludes 24,644 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.

[12]

Includes 10,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2014 or 60 days after such date. Excludes 1,502 shares of Class A Common Stock subject to restricted stock units which are vested as of March 31, 2014 but will not settle within 60 days of March 31, 2014. Excludes 27,648 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.

[13]

Includes 10,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2014 or 60 days after such date. Excludes 1,858 shares of Class A Common Stock subject to restricted stock units which are vested as of March 31, 2014 but will not settle within 60 days of March 31, 2014. Excludes 28,364 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.

[14]

Includes 973,776 shares of Class A Common Stock owned of record and 50,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2014 or 60 days after such date. Excludes 24,644 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.

[15]

Includes 76,000 shares of Class A Common Stock owned of record and 30,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2014 or 60 days after such date. Excludes 24,644 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.

[16]

Includes an aggregate of 2,805,406 shares of Class A Common Stock owned of record, 1,474,800 shares of Class A Common Stock underlying options granted to our Directors and executive officers which are exercisable as of March 31, 2014 or within 60 days after such date, 40,728 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 31, 2014 and 585,186 shares of Class A Common Stock held in various trusts. Excludes 15,110 shares of Class A Common Stock subject to restricted stock units which are vested as of March 31, 2014 but will not settle within 60 days of March 31, 2014. Excludes 1,722,353 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period. Also excludes 445,250 shares of Class A Common Stock underlying performance stock units granted in 2013, assuming 100% vesting based on target 2014 performance.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	40

Certain Relationships and Related Person Transactions

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2013, there were no related person transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K other than such matters disclosed herein under the captions “Executive Compensation” and “Election of Directors—Compensation of Directors.”

REVIEW OF RELATED PERSON TRANSACTIONS

The Audit Committee of the Company is responsible for reviewing and approving all transactions between us and any related person that are required to be disclosed pursuant to Item 404 of Regulation S-K. Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members. This obligation is set forth in our Audit Committee Charter. In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of Directors and as individual directors. The Audit Committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company. The Company’s legal staff is primarily responsible for monitoring and obtaining information from our directors and executive officers with respect to potential related person transactions, and for then determining, based on the facts and circumstances, whether the related person has a direct or indirect material interest in any transaction with us. To help our legal staff identify related person transactions, each year, we require each of our directors, director nominees and executive officers to complete a disclosure questionnaire identifying any transactions with us in which the officer or director or their family members have an interest.

In addition, our Code of Ethics describes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest to, in the case of employees, notify our Chief Compliance Officer or General Counsel, or in the case of executive officers and directors, notify our General Counsel or Board of Directors. A copy of our Code of Ethics is posted on our website located at www.cognizant.com in the “About Us” section of the “Company” page under the “Corporate Governance” tab.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	41

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2013, except that one Form 4 for Venkat Krishnaswamy reporting one transaction was not timely filed.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	42

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

All share and share-based numbers and values in this Compensation Discussion and Analysis reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

2013 Fiscal Year Company Performance Overview

The Company experienced industry leading performance for 2013 with year-over-year revenue growth of 20.4%. Our business segments had year-over-year revenue growth ranging from 13.1% to 24.7%, and we continued to expand our service offerings enabling us to provide better support to our customers, including strengthening our offerings in consulting, Information Technology Infrastructure Services, or IT IS, and Business Process Services, or BPS. Our service offerings expanded, including IT IS and BPS services, which enabled us to cross-sell new services to our customers and meet the rapidly growing demand for complex large-scale outsourcing solutions. We increased penetration at existing customers, including strategic customers, and we benefited from the continued expansion of the market for global delivery of IT services and BPS.

The Compensation Committee took into account the Company’s performance relative to the industry during 2013 in its compensation decisions, as described further below.

2013 Fiscal Year Compensation Framework

Our executive compensation program is designed to motivate, retain and engage our executive leadership and appropriately reward them for their contributions to the achievement of our business strategies and goals. In order to achieve our compensation objectives, the Company provides its executives with a total direct compensation package consisting of the following fixed and variable compensation elements:

Compensation Element	Characteristics	Purpose
Base Salary	Fixed. Cash payment based upon scope of responsibilities, experience and individual performance.	Offers stable source of income at a competitive level.
Short-Term Incentive	Variable. Performance based opportunity. Annual cash incentive tied to achievement of designated, short-term financial and strategic objectives.	Motivate and reward executives for achievement of Company financial and strategic objectives.
Long-Term Incentive	Variable. Performance and service based. Equity incentives with performance vesting and service requirements.	Intended to reward achievement of financial objectives and long-term performance of our common stock. Rewards continued service with the Company.

Governance Practices

The Company has several governance practices that it believes support our good compensation practices:

•	The Compensation Committee is comprised of independent directors;

•

To assist in analyzing compensation decisions, the Compensation Committee directly retains an independent compensation consultant who works directly with the committee and does not provide other services to the Company;

•	The Company maintains a formal clawback policy applicable to any performance based compensation paid to its executives;

2014 Proxy Statement	Cognizant Technology Solutions Corporation	43

EXECUTIVE COMPENSATION

•	The Company maintains stock ownership and holding guidelines;

•	The Company maintains a policy prohibiting its directors, officers and other employees from buying or selling puts, calls or other derivative securities of the Company;

•	The Company maintains a policy prohibiting its directors, officers and other employees from engaging in short sales of the Company’s securities; and

•

The Company maintains a policy prohibiting its directors, officers and other employees from pledging the Company’s securities as collateral for a loan (or modifying an existing pledge) unless the pledge has been approved by the Audit Committee. In addition, directors, officers and other employees are prohibited from using the Company’s securities as collateral in a margin account.

Overview of Compensation Program and Philosophy

The following Compensation Discussion and Analysis describes the material elements of compensation for our Named Executives who are identified in the 2013 Summary Compensation Table below. The Named Executives are the individuals who served during 2013 as our Chief Executive Officer; President; Chief Financial Officer; Chief Executive Officer – IT Services; and Executive Vice President, Strategy and Marketing.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our Named Executives. The Compensation Committee operates under a written charter adopted by our Board of Directors and is comprised entirely of independent, non-employee directors as determined in accordance with various NASDAQ Stock Market, SEC and Internal Revenue Code rules. The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities under its charter.

Compensation Program Objectives

The Compensation Committee has designed the executive compensation program for our Named Executives to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•

Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhance stockholder value by linking rewards to measurable corporate and individual performance.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

We believe our approach to goal setting and setting of targets with payouts at multiple levels of performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking, but to reward meeting strategic company goals that enhance stockholder value. In addition, we believe that the mix of equity award instruments used under our long-term incentive program that includes full value awards as well as the multi-year vesting of our equity awards also mitigate risk and properly accounts for the time horizon of risk.

We do not believe that any of our compensation policies create risks that are reasonably likely to have a material adverse effect on the Company.

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Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual, nonbinding advisory vote on executive compensation. At the Company’s Annual Meeting of Stockholders held on June 4, 2013, approximately 98.6% of the votes cast on the Say-on-Pay proposal at that meeting were voted in favor of the proposal. Our Compensation Committee considered the outcome of that advisory vote to be an endorsement of the Compensation Committee’s compensation philosophy and implementation. As such, in making its decisions regarding executive compensation for 2013, the Compensation Committee considered the significant level of stockholder support for our compensation program and chose to retain the 2012 structure of the executive compensation program, including the ratio of performance-based compensation to all other compensation and the ratio of performance-based equity compensation to time-based equity compensation, while making quantitative adjustments to reflect the performance of the Company and our Named Executives in 2012. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executives.

Determination of Competitive Compensation and Engagement of Compensation Consultant

To achieve its objectives for our executive compensation program, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other growth technology-related companies that compete with us for executive talent. The Compensation Committee has periodically engaged an independent consultant to provide additional assurance that the Company’s executive compensation programs are reasonable and consistent with its objectives. The consultant reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. Although the Compensation Committee reviews the compensation practices of our peer companies as described below, the Compensation Committee does not adhere to strict formulas or survey data to determine the mix of compensation elements. Instead, as described below, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each Named Executive as well as the Company’s overall financial performance. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly-competitive, rapidly changing market.

In 2012, the Compensation Committee engaged Pay Governance, LLC, an independent executive compensation advisory firm, to review all elements of executive compensation, benchmark such compensation in relation to other comparable companies with which we compete for executive talent and provide recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages which will result in the attainment of our short-term and long-term strategic objectives. The Compensation Committee asked Pay Governance, LLC to provide the benchmark data for purposes of setting 2012 and 2013 compensation. Pay Governance, LLC benchmarked our executive compensation against a group of technology-related firms selected based on revenue, headcount and market capitalization, including: Accenture Plc, Automatic Data Processing, Inc., CA, Inc., Computer Sciences Corporation, Convergys Corporation, Fidelity National Information Services, Inc., Fiserv, Inc., MasterCard, Inc., NetApp, Inc., SAIC, Inc., Symantec Corporation, Visa, Inc., and Yahoo! Inc.

In 2013, the Compensation Committee engaged Pay Governance, LLC to review its planned changes to 2013 compensation based on company performance, individual performance and responsibilities, and market trends.

The Compensation Committee has assessed the independence of Pay Governance, LLC and concluded that no conflict of interest exists that would prevent Pay Governance, LLC from providing independent advice to the Compensation Committee regarding executive and director compensation matters.

Role of Executive Officers in Determining Executive Compensation

Our Chief Executive Officer, aided by our President, provided statistical data and made recommendations to the Compensation Committee to assist it in determining 2013 compensation levels. In addition, our Chief Executive Officer provided the Compensation Committee with a review of the performance of the other executive officers. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

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EXECUTIVE COMPENSATION

Components of Compensation

Our executive compensation program utilizes three primary components to achieve the foregoing objectives. These three components comprise an executive’s total direct compensation: base salary, non-equity incentive awards for annual financial performance, and periodic stock-based awards. Prior to 2007, equity compensation was granted primarily in the form of stock options which derived their value from appreciation of the market price of our Class A Common Stock. Grants of performance-based stock units were introduced in 2007 and grants of restricted stock units were introduced in 2008.

Internal Pay Equity

Our compensation programs are designed so that potential realizable compensation is set relative to each executive’s level of responsibility and potential impact on our performance. While the compensation levels and design may be similar for executives at the same level, actual compensation may vary due to changes in individual performance over time.

Base Salary

The Compensation Committee reviews the base salaries of our Named Executives on an annual basis. The primary objective of the base salary component of an executive’s total direct compensation is to provide financial stability and certainty through market competitive salary levels, recognizing each Named Executive’s experience, knowledge, skills, relative value and sustained contribution to our Company. We make periodic adjustments to base salary based on individual performance and contributions, market trends, increases in the cost of living, competitive position and our financial situation. Consideration is also given to relative responsibility, seniority, experience and performance of each individual Named Executive. No specific weight is assigned to any of the above criteria relative to the Named Executives’ compensation. In 2013, each Named Executive received a salary increase of approximately 3%, primarily to account for the annual increase in the cost of living and general market trends, reflecting the fact that there were no major changes in the other factors mentioned above, including the Named Executives’ roles, responsibilities and performance. The Compensation Committee does not attempt to set compensation components to meet specific benchmarks relative to our peers because the Compensation Committee believes that excessive reliance on benchmarking is detrimental to stockholder interests as it can result in compensation that is unrelated to the value delivered by the Named Executives. Based on this analysis, effective January 1, 2013, the base salaries of our Named Executives were set as follows:

Name	2013 Base Salary
Francisco D’Souza	$608,000
Gordon Coburn	$578,000
Karen McLoughlin	$361,000
Malcolm Frank	$371,000
Rajeev Mehta	$462,000

Annual Non-Equity Incentive

We have designed our annual non-equity incentive program to stimulate and support a high-performance environment by tying such incentive compensation to the attainment of organizational financial goals and by recognizing superior performance. The annual cash incentive bonuses are intended to compensate individuals for the achievement of these goals. The Compensation Committee determines actual cash incentive bonuses after the end of the fiscal year based upon the Company’s performance.

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EXECUTIVE COMPENSATION

The Compensation Committee believes that each Named Executive’s annual cash incentive bonus should be based upon the achievement of financial goals, which are tied to metrics that are valued by our stockholders. The Compensation Committee believes that our stockholders value and measure the performance of the Named Executives based principally on the growth of Company revenue, earnings and cash flow. Consequently, the Compensation Committee believes that setting incentive targets based upon revenue, earnings and Days Sales Outstanding (DSO) is appropriate. Over the past several years, one of our principal goals has been to grow revenue at an industry-leading pace, while maintaining operating margin and DSO. The annual cash incentive bonus target has been set in an effort to achieve this operating performance. We set annual incentive target levels for our Named Executives based on a percentage of their salary. For 2013, the applicable percentages were as follows:

Name	2013 Target Bonus Award	Percentage of Salary Payable at Target Award Level
Francisco D’Souza	$516,800	85%
Gordon Coburn	$491,300	85%
Karen McLoughlin	$306,850	85%
Malcolm Frank	$315,350	85%
Rajeev Mehta	$392,700	85%

The Compensation Committee determined the revenue (subject to adjustments for certain 2013 acquisitions), earnings (operating income before charges for stock-based compensation expense and acquisition-related charges and subject to adjustments for certain 2013 acquisitions) and DSO targets for the 2013 fiscal year that would be used for each of the Named Executives, and it also set a minimum and maximum threshold for each component of the annual incentive target as shown in the table below.

	Threshold	Target	Maximum
	(dollars in thousands)
Revenue	$8,179,500	$8,610,000	$9,040,500
Earnings	$1,629,250	$1,715,000	$1,800,750
Days sales outstanding	81	70	60
Payout as a percent of target	50%	100%	200%

In addition, the Compensation Committee determined that the weighting of the components of the annual cash incentive bonus target would be:

Element	Weighting Percentage (%)
Achievement of revenue target	50%
Achievement of earnings target	40%
Achievement of DSO target	10%

Due to the high growth objectives set for the revenue and earnings components, there was substantial uncertainty at the time the Compensation Committee established the performance goals for 2013 as to the likelihood of the Company’s attainment of the targeted levels of performance.

The maximum amount a Named Executive can earn under the annual cash incentive bonus plan is 200% of the target bonus amount, and for performance below the threshold level, no bonus will be paid for a particular component. Based on the 2013 corporate performance against the metrics described above, the Compensation Committee approved the following annual bonus payments to the Named Executives, which represents approximately 163% of the target bonus amount for each Named Executive:

Name	2013 Bonus Award
Francisco D’Souza	$844,812
Gordon Coburn	$803,127
Karen McLoughlin	$501,607
Malcolm Frank	$515,502
Rajeev Mehta	$641,946

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EXECUTIVE COMPENSATION

Long-Term Incentives—Stock-Based Awards

We provide long-term incentive compensation through stock-based awards. Prior to 2008, we made such awards in the form of stock options and/or performance-based stock units that vest over multiple years. During 2008, based upon a study prepared by the independent compensation consulting firm then engaged by the Compensation Committee, our Compensation Committee modified its strategy on the use of stock-based compensation to discontinue annual grants of stock options and to include the use of restricted stock units. Our Compensation Committee continued such strategy in the following years with the awards of restricted stock units and performance-based stock units to our Named Executives. We believe that such restricted stock units and performance-based stock units are a valuable component of our long-term incentive program for several reasons, including ongoing concerns over the dilutive effect of option grants on our outstanding shares, our desire to make a portion of our Named Executives’ compensation less subject to market volatility, and to create a retention mechanism which creates the incentive to maximize stockholder value.

The Compensation Committee currently plans to use a combination of stock options, performance-based stock units, and/or restricted stock units in future years. We believe that stock-based grants provide our executive officers with a strong incentive to manage the Company from the perspective of an owner with an equity stake in the long-term success of the business, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention, because this feature provides an incentive to our executive officers to remain in our employ during the vesting period.

In considering the number of long-term incentives to grant, the Compensation Committee first establishes a target compensation value that it wants to deliver to the Named Executives through long-term equity awards. In doing so, the Compensation Committee generally takes into account various factors, including the value of restricted stock units and performance-based stock units that each of our executive officers has previously been awarded, the base salary of the executive officer and the heavy weight placed on equity in the mix of total compensation, and the perceived retention value of the total compensation package in light of the competitive environment. The Compensation Committee also generally takes into account increases in the cost of living, the size of comparable awards made to individuals in similar positions within the industry, the scope, responsibility and business impact of the officer’s position, the individual’s potential for increased responsibility and promotion over the award term, and the individual’s personal experience and performance in recent periods. Once the target value is established, the Compensation Committee determines the number of restricted stock units and performance-based stock units by reference to the current value of the Company’s Class A Common Stock.

In 2013, for all named Executives other than Mr. Mehta, the Compensation Committee established target long-term incentive compensation values that were approximately 3% higher than the values provided in 2012, primarily to account for increases in the cost of living and general market trends, reflecting the fact that there were no major changes in the other factors mentioned above. Mr. Mehta received a 9% increase in long-term incentive compensation value in 2013 because of his increased responsibilities that occurred as a result of his transition from Group Chief Executive-Industries and Markets to Chief Executive Officer, IT Services.

Based on the foregoing considerations, in December 2013, the Compensation Committee approved the award of the following restricted stock units to our Named Executives:

Name	Date of Grant	Number of Restricted Stock Units
Francisco D’Souza	December 3, 2013	73,712
Gordon Coburn	December 3, 2013	39,390
Karen McLoughlin	December 3, 2013	14,716
Malcolm Frank	December 3, 2013	14,460
Rajeev Mehta	December 3, 2013	36,408

Such restricted stock units were granted pursuant to the terms and conditions of the Company’s 2009 Incentive Plan and the related Stock Unit Award Agreements.

The December 2013 restricted stock units, referred to herein as the December 2013 Stock Units, vest in quarterly installments over three years, with 1/12th of the December 2013 Stock Units vesting on each March 3, June 3, September 3 and December 3 of each of years 2014, 2015 and 2016.

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EXECUTIVE COMPENSATION

Also, based on the foregoing considerations, in December 2013, the Compensation Committee approved the award of the following performance-based stock units, also referred to herein as the Performance Units:

Name	Date of Grant	Number of Performance Units
Francisco D’Souza	December 3, 2013	136,894
Gordon Coburn	December 3, 2013	73,154
Karen McLoughlin	December 3, 2013	27,332
Malcolm Frank	December 3, 2013	26,854
Rajeev Mehta	December 3, 2013	67,614

The Performance Units are subject to attainment of certain performance milestones as well as certain continued service requirements. The Performance Units vest, if at all, based upon the level of achievement of the revenue milestone, also referred to herein as the Performance Milestone, set forth below as follows:

(a) 0% of the Performance Units will vest if the Company’s 2014 revenue is less than $9,945,000,000.
(b) 50% of the Performance Units will vest upon the Company’s achievement of 2014 revenue of $9,945,000,000.
(c) 100% of the Performance Units will vest upon the Company’s achievement of 2014 revenue of $10,250,000,000.
(d) 200% of the Performance Units will vest upon the Company’s achievement of 2014 revenue of $10,960,000,000 or greater.

For these purposes, revenue is calculated pursuant to U.S. GAAP, subject to adjustments for certain acquisitions.

Whether and to what extent the Performance Milestone has been achieved will be determined by the Compensation Committee in its sole and absolute discretion based upon the audited financials for the 2014 fiscal year. The number of Performance Units that will vest for performance between the applicable threshold targets will be determined using straight-line interpolation, rounded down to the preceding whole number (e.g., 101.74 rounded down to 101).

In addition, of the Performance Units that vest based upon attainment of the Performance Milestone, shares of Company Class A Common Stock underlying 1/3rd (or 33.33%) of such vested Performance Units, rounded down to the nearest whole number, will be issued on the eighteen-month anniversary of the date of grant; provided that the Named Executive remains in the Company’s service through such anniversary date, and shares of Company Class A Common Stock underlying the remaining 2/3rds (or 66.67%) of the vested Performance Units will be issued on the thirty-six month anniversary of the date of grant; provided that the Named Executive remains in the Company’s service through such anniversary date, each such date referred to herein as the Issue Date. For the avoidance of doubt, a Named Executive shall only be entitled to have shares of Company Class A Common Stock underlying Performance Units issued to him or her if the applicable Performance Milestone is achieved based on the schedule set forth above and the Named Executive remains in the service of the Company through the applicable Issue Date.

Supplemental Retirement Programs

Other than the Cognizant Technology Solutions Supplemental Retirement Plan, described below, we do not have any nonqualified deferred compensation programs, pension plans or pre-tax supplemental executive retirement plans for our executive officers, except for Mr. Coburn. We established a nonqualified deferred compensation program for Mr. Coburn in order to provide him with the equivalent economic value of the retirement plan in which he participated while the Company was majority-owned by IMS Health. Accordingly, Mr. Coburn is entitled to an annual Company contribution to his nonqualified deferred compensation account equal to 6% of his base salary and earned annual performance bonus.

In addition, our U.S.-based executive officers who are subject to contribution restrictions under our 401(k) savings plan due to statutory limits that apply to highly-compensated employees are eligible to participate in the Cognizant Technology Solutions Supplemental Retirement Plan, referred to herein as the CSRP, on the same basis as all other regular U.S.-based employees. The CSRP is a nonqualified savings plan in which the employee’s contributions are made on a post-tax basis to an individually owned, portable and flexible retirement plan held with a life insurance company. The CSRP works alongside established qualified retirement plans such as our 401(k) savings plan or can be the basis for a long term stand-alone retirement savings plan. We provide a fully vested incentive match following the same formula as our 401(k) savings plan. Because the CSRP is not subject to the same IRS non-discrimination rules as our 401(k) savings plan, employees that face

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limitation on their 401(k) contributions due to these rules can avail themselves of the CSRP without foregoing the Company match. Although there is a limit in the amount of employer contributions, there is no limit to the amount an employee may contribute to the CSRP and it can be used in concert with other retirement strategies that may be available outside of our Company.

Broad-Based Programs

Our U.S.-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, and 401(k) savings plan, post-tax supplemental retirement plan and our employee stock purchase plan on the same basis as all other regular employees. Under the 401(k) savings plan, we match employee contributions at the rate of 50% for each dollar contributed during each pay period, up to the first 6% of eligible compensation contributed during each pay period, subject to applicable IRS limits. The matching contributions immediately vest. The 401(k) savings plan and other generally available benefit programs allow us to remain competitive for employee talent.

We believe that the availability of the aforementioned broad-based benefit programs generally enhances employee morale and loyalty.

Perquisites

We seek to maintain an egalitarian culture in our facilities and operations. The Company’s philosophy is to provide a minimal amount of personal benefits perquisites to its executives and generally only when such benefits have a business purpose.

We incur expenses to ensure that our employees, including our executive officers, are accessible to us and our customers at all times and to promote our commitment to provide our employees and executives with the necessary resources and items of technology to allow them to operate “around the clock” in a “virtual office” environment. However, we do not view these expenses as executive perquisites because they are essential to the efficient performance of their duties and are comparable to the benefits provided to a broad-based group of our employees. In addition, if an immediate family member accompanies an executive to attend a business function at which such family member is generally expected to attend, the Company reimburses the executive for the related travel expenses. Each of the Named Executives receives a perquisite in the form of an annual physical exam.

In addition, the Company provides Mr. D’Souza with limited access to an administrative assistant of the Company for his personal business purposes. Mr. D’Souza does not reimburse the Company for its cost of providing the administrative services and the Company pays him an additional amount to help offset any income taxes associated with the receipt of such services.

Compensation Policies

Stock Ownership Guidelines

The Company maintains a stock ownership and retention policy which is applicable to the Named Executives and non-employee directors. The policy requires such individuals, consistent with their responsibilities to the stockholders of the Company, to hold a significant equity interest in the Company. The policy expects each individual to attain a minimum share ownership level equal to the lesser of a certain number of shares and his or her base salary times a certain multiplier, as indicated below:

Officer or Director Level	Ownership Target
Chief Executive Officer	Lesser of 5x annual base salary and 50,000 shares
U.S.-based named executive officer (other than Chief Executive Officer)	Lesser of 4x annual base salary and 30,000 shares
Chairman of the Board of Directors (or Lead Director, if applicable)	Lesser of 4x annual retainer and 10,000 shares
Vice Chairman of the Board of Directors	Lesser of 4x annual base salary and 10,000 shares
Non-employee directors	Lesser of 4x annual retainer and 3,000 shares

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Clawback Policy

The Company maintains a Clawback Policy which applies to all Named Executives and certain other members of management. The policy provides that if the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, that is caused directly or indirectly by any current or former employee’s gross negligence, willful fraud or failure to act that affects the performance measures or the payment, award or value of any compensation which is based in whole or in part on the achievement of financial results by the Company, the Company may recover from any employee covered by the policy, regardless of whether or not such employee engaged in the applicable misconduct, the difference between (1) the amount of any such incentive compensation actually paid or awarded to, or realized by, the covered employee during the preceding three years, and (2) the amount of any such incentive compensation that would have been paid or awarded to, and value that would have been realized by, the covered employee based on the financial results under the restatement, as determined in the sole discretion of the Compensation Committee.

To the extent the applicable restatement is caused directly or indirectly by any current or former covered employee’s willful fraud or intentional manipulation of performance measures that affect the payment, award or value of incentive compensation, the Company may recoup from such covered employee responsible for the fraud or manipulation, the difference between (1) the amount of any such incentive compensation actually paid or awarded to, and value of any such incentive compensation realized by, such covered employee at any time while a covered employee, and (2) the amount of any such incentive compensation that would have been paid or awarded to, and value of any incentive compensation that would have been realized by, such covered employee at any time while a covered employee based on the financial results under the restatement, as determined in the sole discretion of the Compensation Committee.

Equity Grant Practices

The Compensation Committee or the Board of Directors approves the stock-based equity awards, such as the restricted stock units and performance-based stock units, at its regularly scheduled meetings or by written consent. Awards approved during a regularly scheduled meeting become effective on the date of the meeting or as of a future date, as specified by the Compensation Committee or the Board of Directors in its approval. Awards approved by unanimous written consent become effective as of the date the Company is in receipt of all signed consents or as of a future date, as specified by the Compensation Committee or the Board of Directors in the written consent. In addition, our Board of Directors has authorized an executive committee of Company management, comprised of Messrs. Narayanan, D’Souza and Coburn (the “Executive Committee”), to grant stock-based equity awards to newly hired and existing employees. Stock options granted by the executive committee of Company management shall be granted in accordance with the Company’s policy governing the issuance of stock options which is detailed below. The grant of restricted stock units and performance-based stock units is not covered by the policy governing the issuance of stock options.

The Compensation Committee and the Board of Directors do not engage in any market timing of the stock-based equity awards made to the executive officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. It is our intent that all stock option grants, whether made by the Board of Directors, the Compensation Committee or the Executive Committee, have an exercise price per share equal to the fair market value of our Class A Common Stock based on the closing market price per share on the grant date.

The Company has a written policy governing the grant of stock options. The policy applies equally to grants of stock options to executives and other employees. The policy provides, among other things, that:

•

Stock option grants may be made by the Executive Committee, the Board of Directors or the Compensation Committee, provided the Executive Committee shall not grant options to any of its members, to any employee subject to Section 16 reporting as defined by the SEC that are not members of the Executive Committee or to anyone who is or may be a “covered employee” under Section 162(m) of the Internal Revenue Code (the “Code”) that are not members of the Executive Committee;

•

The exercise price of each stock option shall not be less than 100 percent of the fair market value of our Class A Common Stock on the date of grant based on the closing market price per share on such date;

•

Stock options granted by the Executive Committee must be within the guidelines set forth in the policy and may only be granted on the fourteenth (14th) day of a calendar month or, if the fourteenth (14th) day is a day that the Class A

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Common Stock is not publicly traded, then on the last preceding trading date. The grants are reported to the Board at its next regularly scheduled meeting;

•

Except for grants to non-employee members of the Board (which shall only be issued with a grant date coincident with the date of the Company’s Annual Meeting of Stockholders or, with respect to the initial grant made to a non-employee Board member who is first elected or appointed to the Board other than at the Annual Meeting, the date of his or her initial election or appointment to the Board), no stock options shall be granted on a date that falls within one of the Company’s earnings black-out periods (period beginning fifteen days prior to the end of each fiscal quarter (i.e., March 31, June 30, September 30 and December 31) and ending with and including the second full trading day following the quarterly announcement of the earnings of the Company for such quarter);

•

No stock options shall be granted by the Executive Committee to any one individual that collectively exceed 10,000 shares (subject to certain adjustments provided for under the policy) during any rolling twelve month period without approval by the Board or the Compensation Committee;

•

No stock option grant by the Executive Committee shall have a term in excess of ten years; a vesting schedule other than twenty-five (25) percent per year over a four-year period measured from the grant date; or contain terms other than those specified in the applicable plan document; and

•

All option grants to employees subject to Section 16 reporting as defined by the SEC shall be made by the Compensation Committee comprised solely of two or more “outside directors” as determined under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations (or by the Board so long as (i) any member of the Board that does not so qualify as such an outside director recuses himself or herself, and (ii) any such grant is made by two or more members of the Board who do qualify as such outside directors).

Ongoing and Post-Employment Compensation

The Company recognizes that a change of control can create uncertainty for its employees that may result in loss or distraction of executives during a critical period. As a result, in February 2013, we entered into Amended and Restated Executive Employment and Non-Disclosure, Non-Competition and Invention Assignment Agreements (collectively, the “Employment Agreements”) with each of the Named Executives under which certain payments and benefits would be provided should the executive officer’s employment terminate under certain circumstances, including in connection with a change in control. The Employment Agreements replace the Severance and Noncompetition Agreement previously entered into with Messrs. D’Souza, Coburn and Mehta. Prior to this, Ms. McLoughlin and Mr. Frank were not a party to any such agreement with the Company.

Under these agreements, in the event of an involuntary termination, other than in the case of a termination for cause, death, disability, or in the event that the Named Executive resigns for Good Reason (other than any termination described in the next paragraph) the Named Executive will receive his then-current base salary for the twenty-two (22) month period following termination in regular installments, commencing on or as soon as practicable after the applicable general release of claims is effective and within 35 days of the date of such termination, and an amount equal to the monthly COBRA medical insurance cost under the Company’s medical plan for the Named Executive, his spouse and dependents for the twelve (12) months after termination. In addition, the portion of any outstanding equity awards that were subject to vesting solely upon continued service with the Company and would have vested had the Named Executive remained employed during the year following the termination will become fully vested and exercisable as of the termination date, and with respect to any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent such performance period expired on or before the termination date, the performance objectives have been satisfied and the only condition remaining to vesting is continued employment, the portion of such equity awards that would have vested during the year following the termination date will become fully vested and exercisable as of the termination date. The Named Executive will also be entitled to any amounts earned, accrued and owed but not yet paid to Named Executive as of the termination date and any benefits accrued and earned in accordance with the terms of any benefits plans or programs, and this amount is not conditioned upon the release becoming effective.

The Employment Agreement also provides that in the event of an involuntary termination that coincides with, or within the twelve (12) month period immediately after, the first occurrence of a change in control, we will pay such individual the following, provided he or she executes and does not revoke a general release of claims: a cash payment equal to one times his annual base salary, to be paid in regular installments over a period of twelve months commencing on or as soon as

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practicable after the release is effective and within 35 days of the date of such termination, a cash payment equal to the amount of the target bonus the Named Executive would otherwise have been eligible to receive for the performance year in which the termination occurs, assuming that the Named Executive and the Company have achieved 100% of performance targets and objectives, to be paid in a lump sum on or as soon as practicable after the release is effective and within 35 days of the date of such termination, and an amount equal to the monthly COBRA medical insurance cost under the Company’s medical plan for the Named Executive and his spouse and dependents for the twelve (12) months after termination. In addition, the portion of any outstanding equity awards that were subject to vesting solely upon continued service with the Company will become fully vested and exercisable as of the termination date, and with respect to any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent such performance period expired on or before the termination date, the performance objectives have been satisfied and the only condition remaining to vesting is continued employment, such equity awards become fully vested and exercisable as of the termination date. Moreover, with respect to the portion of any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent the applicable performance period has not expired before the termination date, the Company must pro-rate the performance objectives for the period up to the closing of the change in control and make a good faith determination of the level of achievement the performance objective and treat as fully vested and exercisable the proportionate amount of equity awards corresponding to that level of achievement. The Named Executive will also be entitled to any amounts earned, accrued and owed but not yet paid to Named Executive as of the termination date and any benefits accrued and earned in accordance with the terms of any benefits plans or programs, and this amount is not conditioned upon the effectiveness of the release.

The Employment Agreement also provides that in the event any payments under the Employment Agreement would constitute parachute payments under Section 280G of the Code, then the payments under the Employment Agreement shall be reduced by the minimum amount necessary so that no amounts paid will be non-deductible to the Company or subject to the excise tax imposed under Section 4999 of the Code.

Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of our employees to leave our employ within the one-year period following termination of employment. Our executive officers are also bound by confidentiality covenants that protect our and our customers’ confidential information and business and by intellectual property covenants that require Named Executives to fully and promptly disclose all inventions and works developed while at the Company and for a period of six months after employment termination.

We believe that the Employment Agreements continue to achieve two important goals crucial to our long-term financial success, namely, the long-term retention of our senior executives and their commitment to the attainment of our strategic objectives. These agreements will allow our participating executive officers to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situations during periods when substantial disruptions and distractions might otherwise prevail. We believe that these severance packages are also fair and reasonable in light of the years of service our executive officers have rendered us (average tenure of over 10 years), the level of dedication and commitment they have rendered us over that period, the contribution they have made to our growth and financial success and the value we expect to receive from retaining their services, including during challenging transition periods following a change in control.

None of the Named Executives is entitled to any tax gross-up payments for the tax liability they incur with respect to such severance benefits.

The material terms of the Named Executive’s post-employment compensation are described below in the section of the proxy statement entitled “Potential Payments upon Termination or Change in Control” starting on page 62 of this proxy statement.

TAX CONSIDERATIONS

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code. The Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the

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EXECUTIVE COMPENSATION

Company’s financial success, even if all or part of that compensation may not be “qualified performance-based compensation”, and therefore subject to the $1.0 million limitation on deductible compensation under Section 162(m). Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or equity awards other than in the form of stock options, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code. In establishing such cash and equity incentive compensation programs for the Company’s executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	54

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Cognizant Technology Solutions Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

By the Compensation Committee of the Board of Directors of Cognizant Technology Solutions Corporation

John N. Fox, Jr.

John E. Klein

Michael Patsalos-Fox

Robert E. Weissman

2014 Proxy Statement	Cognizant Technology Solutions Corporation	55

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

2013 Summary Compensation Table

The following 2013 Summary Compensation Table provides certain summary information concerning the compensation earned for services rendered in all capacities to us and our subsidiaries for the year ended December 31, 2013 by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers whose total compensation for the 2013 year was in excess of $100,000 and who were serving as executive officers at the end of the 2013 fiscal year (collectively, the “Named Executives”). No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2013 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year. All share and share-based numbers and values in this 2013 Summary Compensation Table reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)		(j)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards 1 2 ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation [3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Francisco D’Souza Chief Executive Officer	2013	608,000	—	9,882,687	—	844,812	—		12,177	[9]	11,347,676
	2012	590,000	—	9,594,952	—	405,780	—		21,687	[9]	10,612,419
	2011	566,500	—	10,285,710	—	908,248	—		1,500	[5]	11,761,958
Gordon J. Coburn President [7]	2013	578,000	—	5,281,127	—	803,127	260,861	[4]	90,518	[6]	7,013,633
	2012	561,000	—	5,127,386	—	385,835	98,412	[4]	64,310	[6]	6,236,943
	2011	510,000	—	4,819,405	—	817,664	—		87,010	[6]	6,234,079
Karen McLoughlin Chief Financial Officer [8]	2013	361,000	—	1,973,102	—	501,607	—		7,650	[10]	2,843,359
	2012	350,000	—	1,915,628	—	240,717	—		7,500	[10]	2,513,845
Malcolm Frank Executive Vice President, Strategy and Marketing	2013	371,000		1,938,660	—	515,502	—		1,500	[5]	2,826, 662
	2012	360,000	—	1,882,138	—	247,595	—		1,500	[5]	2,491,233
Rajeev Mehta Chief Executive Officer, IT Services	2013	462,000	—	4,881,232	—	641,946	—		1,500	[5]	5,986,678
	2012	448,000	—	4,437,492	—	308,118	—		1,500	[5]	5,195,110
	2011	406,500	—	4,075,470	—	651,726	—		1,500	[5]	5,135,196

[1]

Represents the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, with respect to the share-based awards granted in each respective year. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. A description of the terms of the restricted stock units and performance-based stock units granted during 2013 is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” on page 48 of this proxy statement.

[2]

These amounts do not necessarily represent the actual value that will be recognized by the Named Executives upon vesting and issuance of shares. The amounts reported in the columns assume settlement of performance-based stock units at target levels; however, performance-based stock units may vest at a maximum of 200% of target, depending on the Company’s 2014 revenue. For performance-based stock units granted in 2013, if the maximum level of performance is achieved, the grant date fair value for the performance-based stock units will be approximately $12,847,502 for Mr. D’Souza, $6,865,502 for Mr. Coburn, $2,565,108 for Ms. McLoughlin $2,520,248 for Mr. Frank and $6,345,574 for Mr. Mehta, resulting in an aggregate grant date fair value for all stock awards of approximately $16,306,438 for Mr. D’Souza, $8,713,878 for Mr. Coburn, $3,255,656 for Ms. McLoughlin, $3,198,784 for Mr. Frank and $8,054,019 for Mr. Mehta. None of the Named Executives forfeited any stock awards during the 2013, 2012, or 2011 fiscal years. For information regarding assumptions underlying the valuation of stock-based awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the applicable fiscal year.

[3]

Amounts shown in this column represent cash incentive bonuses earned for each respective fiscal year and paid in the first quarter of the following year under our officer annual non-equity incentive bonus program.

[4]

Amount represents investment earnings or losses on Mr. Coburn’s nonqualified deferred compensation account. The earnings or losses correspond to the actual market earnings on a select group of investment funds utilized to track the notional investment return on the account balance for the respective fiscal year. The Company has not made any determination as to which portion of such earnings may be considered above market for purposes of column (h) of this table and has elected to report the entire amount of such earnings or losses. Mr. Coburn’s nonqualified deferred compensation account incurred investment gains in 2013 in an amount equal to $260,861, as reflected in the 2013 Nonqualified Deferred Compensation Table on page 61 of this proxy statement.

[5]	Represents a 401(k) savings plan matching contribution.

[6]

For 2013, includes a 401(k) savings plan matching contribution in the amount of $1,500, a Cognizant Supplemental Retirement Plan, or CSRP, matching contribution in the amount of $6,150 and a contribution in the amount of $82,868, which the Company is required to make to a nonqualified deferred compensation account. For 2012, includes a 401(k) savings plan matching contribution in the amount of $1,500, a Cognizant Supplemental Retirement Plan, or CSRP, matching contribution in the amount of $6,000 and a contribution in the amount of $56,810 to the nonqualified deferred compensation account. For 2011, includes a 401(k) savings plan matching contribution in the amount of $1,500, a Cognizant Supplemental Retirement Plan, or CSRP, matching contribution in the amount of $5,850 and a contribution in the amount of $79,660 to the nonqualified deferred compensation account.

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EXECUTIVE COMPENSATION

[7]	Mr. Coburn was appointed as President on February 6, 2012, prior to which he served as our Chief Financial Officer.

[8]	Ms. McLoughlin was appointed Chief Financial Officer of the Company on February 6, 2012.

[9]

For 2013, includes a 401(k) savings plan matching contribution in the amount of $1,500, and the use of an administrative assistant of the Company for personal matters, which is valued at $5,141, plus a gross-up for taxes relating to such services equal to $5,536. For 2012, includes a 401(k) savings plan matching contribution in the amount of $1,500, and the use of an administrative assistant of the Company for personal matters, which is valued at $10,831, plus a gross up for taxes relating to such services equal to $9,356.

[10]

For 2013, represents a 401(k) savings plan matching contribution in the amount of $844 and a CSRP matching contribution in the amount of $6,806. For 2012, represents a 401(k) savings plan matching contribution in the amount of $1,500 and a CSRP matching contribution in the amount of $6,000.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	57

EXECUTIVE COMPENSATION

2013 Grants of Plan-Based Awards Table

The following table provides certain summary information concerning each grant of an award made to a Named Executive in the 2013 fiscal year under a compensation plan. All share and share-based numbers and values in this 2013 Grants of Plan-based Awards Table reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units [3] (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Equity Awards [4] ($)
Francisco D’Souza	2/28/13	258,400	516,800	1,033,600
	12/3/13				68,447	136,894	273,788		—	—	6,423,751
	12/3/13							73,712	—	—	3,458,936
Gordon Coburn	2/28/13	245,650	491,300	982,600
	12/3/13				36,577	73,154	146,308		—	—	3,432,751
	12/3/13							39,390	—	—	1,848,376
Karen McLoughlin	2/28/13	153,425	306,850	613,700
	12/3/13				13,666	27,332	54,664		—	—	1,282,554
	12/3/13							14,716	—	—	690,548
Malcolm Frank	2/28/13	157,675	315,350	630,700
	12/3/13				13,427	26,854	53,708		—	—	1,260,124
	12/3/13							14,460	—	—	678,536
Rajeev Mehta	2/28/13	196,350	392,700	785,400
	12/3/13				33,807	67,614	135,228		—	—	3,172,787
	12/3/13							36,408	—	—	1,708,445

[1]

Represents the range of performance bonuses that can be earned by the Named Executive if the minimum threshold, target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the threshold and target levels or between the target and maximum levels. Performance below the minimum threshold results in no bonus payout to the Named Executive. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Non-Equity Incentive” starting on page 47 of this proxy statement. The actual cash bonus paid to each Named Executive for his 2013 performance is reported as Non-Equity Incentive Plan Compensation above in the 2013 Summary Compensation Table. In each case, the Named Executive received a bonus in excess of his or her target amount based on 2013 performance.

[2]

Represents the range of shares that could vest and be issued pursuant to performance-based stock units. A description of the terms of the performance-based stock units is discussed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” starting on page 48 of this proxy statement.

[3]

Represents restricted stock units. A description of the terms of the restricted stock units is discussed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” starting on page 48 of this proxy statement.

[4]

Represents the grant date fair value of the restricted stock units and performance-based stock units determined in accordance with FASB ASC Topic 718, assuming target achievement for performance-based stock units. For information regarding assumptions underlying the valuation of stock-based awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2013 Table

The following table provides certain summary information concerning outstanding equity awards held by the Named Executives as of December 31, 2013. All share and share-based numbers and values in this Outstanding Equity Awards at Fiscal Year-End 2013 Table reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

	Option Awards [1]					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested [2] (#)		Market Value of Shares or Units of Stock That Have Not Vested [3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [3] ($)
Francisco D’Souza	500,000	—	—	16.85	08/06/16	—		—	—		—
	480,000	—	—	9.11	12/08/18	—		—	—		—
	—	—	—	—	—	42,400	[2]	2,140,776	—		—
	—	—	—	—	—	85,860	[4]	4,335,071	—		—
	—	—	—	—	—	66,852	[2]	3,375,357	—		—
	—	—	—	—	—	249,356	[6]	12,589,984	—		—
	—	—	—	—	—	73,712	[2]	3,721,719	—		—
	—	—	—	—	—	—		—	136,894	[7]	6,911,778
Gordon J. Coburn	100,000	—	—	16.85	08/06/16	—		—	—		—
	—	—	—	—	—	19,868	[2]	1,003,135	—		—
	—	—	—	—	—	40,230	[4]	2,031,213	—		—
	—	—	—	—	—	35,724	[2]	1,803,705	—		—
	—	—	—	—	—	133,251	[6]	6,727,843	—		—
	—	—	—	—	—	39,390	[2]	1,988,801	—		—
	—	—	—	—	—				73,154	[7]	3,693,545
Karen McLoughlin	70,000	—	—	20.17	12/13/16	—		—	—		—
	20,000	—	—	15.53	8/13/18	—		—	—		—
	—	—	—	—	—	8,334	[2]	420,784	—		—
	—	—	—	—	—	3,478	[5]	175,604	—		—
	—	—	—	—	—	13,348	[2]	673,941	—		—
	—	—	—	—	—	49,784	[6]	2,513,594	—		—
	—	—	—	—	—	14,716	[2]	743,011	—		—
	—	—	—	—	—	—		—	27,332	[7]	1,379,993
Malcolm Frank	—	—	—	—	—	10,668	[2]	538,627	—		—
	—	—	—	—	—	4,452	[5]	224,781	—		—
	—	—	—	—	—	13,114	[2]	662,126	—		—
	—	—	—	—	—	48,913	[6]	2,469,617	—		—
	—	—	—	—	—	14,460	[2]	730,085
	—	—	—	—	—	—		—	26,854	[7]	1,355,858
Rajeev Mehta	—	—	—	—	—	16,800	[2]	848,232	—		—
	—	—	—	—	—	34,020	[4]	1,717,670
	—	—	—	—	—	30,918	[2]	1,561,050	—		—
	—	—	—	—	—	115,322	[6]	5,822,608	—		—
	—	—	—	—	—	36,408	[2]	1,838,240	—		—
	—	—	—	—	—				67,614	[7]	3,413,831

[1]

Each stock option grant included in this table has a term of 10 years measured from the grant date, and all outstanding options granted to the Named Executives as of December 31, 2013 have fully vested pursuant to their terms.

[2]

Awards shown are time-based restricted stock units that were granted on November 28, 2011, December 3, 2012 and December 3, 2013 and vest on specified dates if the individual is then employed by the Company:

•

Mr. D’Souza: Approximately 10,600 shares are scheduled to vest on each of February 28, May 28, August 28 and November 28 of 2014; approximately 14,498 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2014 and 2015; and approximately 6,142 shares are scheduled to vest on each of March 3, June 3, September 3 and December 3 of 2016.

•

Mr. Coburn: Approximately 4,966 shares are scheduled to vest on each of February 28, May 28, August 28 and November 28 of 2014; approximately 7,746 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2014 and 2015; and approximately 3,282 shares are scheduled to vest on each of March 3, June 3, September 3 and December 3 of 2016.

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EXECUTIVE COMPENSATION

•

Ms. McLoughlin: Approximately 2,084 shares are scheduled to vest on each of February 1, May 1, August 1 and November 1 of 2014; approximately 2,894 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2014 and 2015; and approximately 1,226 shares are scheduled to vest on each of March 3, June 3, September 3 and December 3 of 2016.

•

Mr. Frank: Approximately 2,666 shares are scheduled to vest on each of February 1, May 1, August 1 and November 1 of 2014; approximately 2,842 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2014 and 2015; and approximately 1,204 shares are scheduled to vest on March 3, June 3, September 3 and December 3 of 2016.

•

Mr. Mehta: Approximately 4,200 shares are scheduled to vest on each of February 28, May 28, August 28 and November 28 of 2014; approximately 6,898 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2014 and 2015; and approximately 3,034 shares are scheduled to vest on each of March 3, June 3, September 3 and December 3 of 2016.

[3]	Market value was determined based on a closing price of a share of our Class A Common Stock of $50.49 as of December 31, 2013.

[4]

For awards of performance-based units granted in 2011, target levels for 2012 were achieved at 67.5% based on the performance measures set forth below. The awards have partially time-vested and will fully time-vest based on continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2012	200% of Award Outstanding	$8,087,500
	100% of Award Outstanding	$7,525,000
	50% of Award Outstanding	$7,243,000
	No Award	less than $7,243,000

1/3 of the award vested on May 28, 2013 and the remaining 2/3 of the award will vest on November 28, 2014 provided the Named Executive is employed by the Company.

[5]

For awards of performance-based units granted in 2011, target levels for 2012 were achieved at 67.5% based on the performance measures set forth below. The awards have partially time-vested and will fully time-vest based on continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2012	125% of Award Outstanding	$8,087,500
	100% of Award Outstanding	$7,525,000
	50% of Award Outstanding	$7,243,000
	No Award	less than $7,243,000

1/2 of the award vested on June 3, 2013 and the remaining 1/2 of the award will vest on December 1, 2014 provided the Named Executive is employed by the Company.

[6]

For awards of performance-based units granted in 2012, target levels were achieved at 133.9% based on the performance measures set forth below. Awards will time-vest based on continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2013	200% of Award Outstanding	$9,175,000
	100% of Award Outstanding	$8,515,000
	50% of Award Outstanding	$8,220,000
	No Award	less than $8,220,000

1/3rd of the award will vest on June 3, 2014 provided the Named Executive is employed by the Company and the remaining 2/3rds of the award will vest on December 3, 2015 provided the Named Executive is employed by the Company.

[7]

For awards of performance-based units granted in 2013, target levels will vest upon the achievement of the performance measures set forth below and continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2014	200% of Award Outstanding	$10,960,000
	100% of Award Outstanding	$10,250,000
	50% of Award Outstanding	$9,945,000
	No Award	less than $9,945,000

Upon achieving performance criteria, 1/3rd of the award will vest on June 3, 2015 provided the Named Executive is employed by the Company and the remaining 2/3rds of the award will vest on December 3, 2016 provided the Named Executive is employed by the Company.

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EXECUTIVE COMPENSATION

2013 OPTION EXERCISES AND STOCK VESTED TABLE

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executives on option award exercises and stock award vesting during the year ended December 31, 2013. All share and share-based numbers and values in this 2013 Option Exercises and Stock Vested Table reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) [1]	Number of Shares Acquired on Vesting (#) [2]	Value Realized on Vesting ($) [3]
Francisco D’Souza	—	—	386,426	16,533,517
Gordon J. Coburn	317,500	9,694,577	183,182	7,828.792
Karen McLoughlin	10,000	273,350	23,186	908,431
Malcolm Frank	—	—	27,688	1,085,380
Rajeev Mehta	152,580	5,591,477	155,490	6,644,627

[1]

Value realized on exercise is calculated based upon the number of options exercised and the fair market value of the shares on the date of exercise less the exercise price, before any applicable tax withholding.

[2]

The number of shares shown in the table reflects the gross number of shares received by each Named Executive upon vesting of the stock awards. The Company reduced the number of shares issued to each Named Executive by automatically withholding a number of shares with a fair market value as of the issuance date sufficient to satisfy required tax withholdings. Each Named Executive actually received the following net number of shares of Company stock following such share withholding: Mr. D’Souza, 190,574; Mr. Coburn, 95,026; Ms. McLoughlin, 14,086; Mr. Frank, 17,498; and Mr. Mehta, 93,000.

[3]	Value realized on vesting is calculated by multiplying the number of shares acquired on vesting by the fair market value of the shares on the respective vesting date.

2013 Pension Benefits Table

None of the Named Executives participated in any defined benefit pension plans in 2013.

2013 Nonqualified Deferred Compensation Table

The following table sets forth information with respect to the nonqualified deferred compensation arrangements in effect during 2013 for the Named Executives.

(a)	(b)	(c)		(d)		(e)	(f)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Francisco D’Souza	—	—		—		—	—
Gordon J. Coburn	—	82,868	[1]	260,861	[2]		1,048,863	[3]
Karen McLoughlin	—	—		—		—	—
Malcolm Frank	—	—		—		—	—
Rajeev Mehta	—	—		—		—	—

[1]	This amount is reported as compensation and is included in the “All Other Compensation” column of the 2013 Summary Compensation Table on page 56 of this proxy statement.
[2]

This amount is reported as compensation and is included in the “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2013 Summary Compensation Table on page 56 of this proxy statement. Earnings are broken down between funds as follows:

Investment Fund	Earnings Attributable to such Fund
Mass Mutual Select Focused Value	$201,392
Mass Mutual Select Mid Cap Growth Equity II A	59,469

Total	$260,861

[3]

Includes the amounts reported in columns (c) and (d) of this table plus such amounts previously reported in the Company’s Summary Compensation Table in previous years if such compensation was required to be disclosed.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	61

EXECUTIVE COMPENSATION

The Company has established this nonqualified deferred compensation arrangement for Mr. Coburn to serve as the economic equivalent of the retirement plan in which he participated while the Company was majority owned by IMS Health. Pursuant to such arrangement, the Company will credit Mr. Coburn’s deferred compensation account with an annual contribution in a dollar amount equal to 6% of his base salary and earned bonus for the year. Mr. Coburn can select from the 16 investment funds sponsored by Mass Mutual available to the plan to serve as the measures of the investment return on his account for each year. Mr. Coburn may change his investment elections up to six times per year. The account balance will become due and payable upon the occurrence of any of the following distributable events: (i) retirement at 55 years of age—payable six months following retirement in either a lump sum or 10 annual installments as elected by Mr. Coburn per plan provisions; (ii) termination of employment—payable in a lump sum six months following termination of employment; (iii) death or disability—immediate lump sum payment; and (iv)  unforeseen emergency, as defined by IRC 409A—payable in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

No Named Executive has an employment agreement that provides a specific term of employment. Accordingly, the employment of each Named Executive may be terminated at any time at the discretion of our Board of Directors.

We have entered into Amended and Restated Executive Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreements (“Employment Agreement”) with each of the Named Executives, effective February 25, 2013, which provided certain benefits upon the termination of their employment under certain prescribed circumstances.

Employment Agreements. Under the Employment Agreement, if a Named Executive’s employment terminates for any reason other than Cause, death or disability or if the Named Executive resigns for Good Reason and the Company’s right to cure has expired (an “involuntary termination”) (other than a termination that coincides with, or occurs within the twelve (12) month period immediately after, the first occurrence of a change in control) and if the Named Executive executes and does not revoke the applicable general release of claims in favor of the Company, we will pay such individual his then-current base salary for the twenty-two (22) month period following termination in regular installments, commencing on or as soon as practicable after the release is effective and within 35 days of the date of such termination and an amount equal to the monthly COBRA medical insurance cost under the Company’s medical plan for the Named Executive, his spouse and dependents for the twelve (12) months after termination. In addition, the portion of any outstanding equity awards that were subject to vesting solely upon continued service with the Company and would have vested had the Named Executive remained employed during the year following the termination will become fully vested and exercisable as of the termination date, and, with respect to any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent such performance period expired on or before the termination date, the performance objectives have been satisfied and the only condition remaining to vesting is continued employment, the portion of such equity awards that would have vested during the year following the termination date will become fully vested and exercisable as of the termination date. The Named Executive will also be entitled to any amounts earned, accrued and owed but not yet paid to Named Executive as of the termination date and any benefits accrued and earned in accordance with the terms of any benefits plans or programs, and this amount is not conditioned upon the Release becoming effective.

Under the Employment Agreement, “Cause” is generally defined to include: (i) willful malfeasance or willful misconduct by the Named Executive in connection with his employment, (ii) continuing failure to perform such duties as are requested by the Board of Directors, (iii) failure by the Named Executive to observe material policies of the Company applicable to him or her, (iv) the commission by the Named Executive of (x) any felony or (y) any misdemeanor involving moral turpitude, (v) the Named Executive engaging in any fraudulent act or embezzlement, or (vi) any material breach of the agreement.

Under the Employment Agreement, “Good Reason” is generally defined as the occurrence of one or more of the following events: (i) a material diminution of the Named Executive’s authority, duties or responsibilities, (ii) a material diminution in his overall compensation package which is not caused by an overall policy to reduce senior employee compensation throughout the Company, (iii) the failure of the Company to obtain from its successor the express assumption of the agreement, and (iv) a change, without the Named Executive’s consent, in the principal place of work of the Named Executive to a location more than 50 miles from his primary work location, but only if the change is after a change in control. The Employment Agreement provides that the Named Executive must give the Company notice within 30 days of the action or

2014 Proxy Statement	Cognizant Technology Solutions Corporation	62

EXECUTIVE COMPENSATION

omission giving rise to the Good Reason, and the Company then has a period of 30 days to correct the reason constituting grounds for Good Reason. If the Company does not correct the event during the cure period, the Named Executive has 30 days to terminate for Good Reason.

The Employment Agreement also provides that in the event of an involuntary termination that coincides with, or occurs within the twelve (12) month period immediately after, the first occurrence of a change in control, we will pay such individual the following, provided he or she executes and does not revoke the applicable release of claims: a cash payment equal to one times his annual base salary, to be paid in regular installments over a period of twelve months commencing on or as soon as practicable after the applicable release is effective and within 35 days of the date of such termination, a cash payment equal to the amount of the target bonus the Named Executive would otherwise have been eligible to receive for the performance year in which the termination occurs, assuming that the Named Executive and the Company have achieved 100% of performance targets and objectives, to be paid in a lump sum on or as soon as practicable after the Release is effective and within 35 days of the date of such termination, and an amount equal to the monthly COBRA medical insurance cost under the Company’s medical plan for the Named Executive and his spouse and dependents for the (12) months after termination. In addition, the portion of any outstanding equity awards that were subject to vesting solely upon continued service with the Company will become fully vested and exercisable as of the termination date, and with respect any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent such performance period expired on or before the termination date, the performance objectives have been satisfied and the only condition remaining to vesting is continued employment, such equity awards become fully vested and exercisable as of the termination date. Moreover, with respect the portion of any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent the applicable performance period has not expired before the termination date, the Company must pro-rate the performance objectives for the period up to the closing of the change in control and make a good faith determination of the level of achievement of the performance objective and treat as fully vested and exercisable the proportionate amount of equity awards corresponding to that level of achievement. The Named Executive will also be entitled to any amounts earned, accrued and owed but not yet paid to Named Executive as of the termination date and any benefits accrued and earned in accordance with the terms of any benefits plans or programs, and this amount is not conditioned upon the effectiveness of the Release.

Pursuant to the Employment Agreement, a “change in control” is generally defined as a change in ownership or control of the Company effected through any of the following transactions: (i) consummation of a merger, consolidation or other reorganization approved by the stockholders, unless securities representing fifty percent (50%) or more of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets, (iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than (A) the Company or (B) a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than thirty-five percent (35%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such acquisition or series of related acquisitions, whether any such acquisition involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders, or (iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

If a Named Executive is terminated due to death, disability or for Cause, he or she will receive any amounts earned, accrued and owed but not yet paid to him or her as of his termination date and any benefits accrued and earned in accordance with the terms of any benefit plan or program of the Company. However, all other obligations to the Named Executive will be extinguished as of the termination date.

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EXECUTIVE COMPENSATION

Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of our employees to leave our employ within the one-year period following termination of employment. Our executive officers are also bound by confidentiality covenants of indefinite duration and by intellectual property covenants that require Named Executives to fully and promptly disclose all inventions and works developed while at the Company and for a period of six months after termination.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our Named Executives under the various severance and other arrangements and agreements that were in effect on December 31, 2013 for various scenarios involving a change in control or termination of employment of each of our Named Executives, assuming a December 31, 2013 termination date and, where applicable, using the closing price of our Class A Common Stock of $50.49 (as reported on the NASDAQ Stock Market as of December 31, 2013, as adjusted for the Company’s two-for-one stock split that occurred on March 7, 2014).

Name	Trigger	Salary and Bonus	Benefits [3]	Value of Equity Acceleration [4]	Total Value
Francisco D’Souza	Qualifying Termination Prior to Change in Control [1]	$1,114,667	$11,276	$13,600,794	$14,726,737
	Qualifying Termination Following Change in Control [2]	$1,124,800	$11,276	$26,162,908	$27,298,984
	Death or Disability	$—		$—	$—
	Retirement	$—		$—	$—
	Termination for Other Reasons	$—		$—	$—
Gordon J. Coburn	Qualifying Termination Prior to Change in Control [1]	$1,059,667	$11,276	$6,841,799	$7,912,742
	Qualifying Termination Following Change in Control [2]	$1,069,300	$11,276	$13,554,697	$14,635,273
	Death or Disability	$—		$—	$—
	Retirement	$—		$—	$—
	Termination for Other Reasons	$—		$—	$—
Karen McLoughlin	Qualifying Termination Prior to Change in Control [1]	$661,833	$8,149	$2,018,994	$2,688,976
	Qualifying Termination Following Change in Control [2]	$667,850	$8,149	$4,526,933	$5,202,932
	Death or Disability	$—		$—	$—
	Retirement	$—		$—	$—
	Termination for Other Reasons	$—		$—	$—
Malcolm Frank	Qualifying Termination Prior to Change in Control [1]	$680,167	$11,276	$2,161,073	$2,852,516
	Qualifying Termination Following Change in Control [2]	$686,350	$11,276	$4,625,237	$5,322,863
	Death or Disability	$—		$—	$—
	Retirement	$—		$—	$—
	Termination for Other Reasons	$—		$—	$—
Rajeev Mehta	Qualifying Termination Prior to Change in Control [1]	$847,000	$11,276	$5,900,009	$6,758,285
	Qualifying Termination Following Change in Control [2]	$854,700	$11,276	$11,787,799	$12,653,775
	Death or Disability	$—		$—	$—
	Retirement	$—		$—	$—
	Termination for Other Reasons	$—		$—	$—

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the Named Executives in the event that any of the circumstances described above had occurred on December 31, 2013, the actual amounts due to the Named Executives upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Employment Agreements and the 2009 Incentive Plan, as in effect at the time of such event.

[1]

A Qualifying Termination is a termination of the Named Executive’s employment by the Company without cause. Represents 22 months’ additional salary based on the salary earned by such Named Executive in 2013.

[2]	Represents 12 months’ additional salary based on the salary earned by such Named Executive in 2013 and bonus payout at 100% of the 2013 target.

[3]	Represents 12 months of reimbursement for COBRA premiums.

[4]	Represents the value of restricted stock unit and performance-based stock unit acceleration, as described above.

In addition to the foregoing amounts indicated in the above table, Mr. Coburn will also be entitled to the balance of his nonqualified deferred compensation account, as described in the section above entitled “2013 Nonqualified Deferred Compensation Table”, which appears on page 61 of this proxy statement.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	64

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. We previously had four equity compensation plans, each of which was approved by our stockholders: (1) Amended and Restated 1999 Incentive Compensation Plan, which we refer to as the 1999 Incentive Plan; (2) Amended and Restated Non-Employee Directors’ Stock Option Plan, which we refer to as the Director Plan; (3) Amended and Restated Key Employees’ Stock Option Plan; which we refer to as the Key Employees’ Stock Option Plan, and (4) Amended and Restated 2004 Employee Stock Purchase Plan, which we refer to as the 2004 Employee Stock Purchase Plan. The 1999 Incentive Plan, the Director Plan and the Key Employees’ Stock Option Plan were succeeded by the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan, which we refer to as the 2009 Incentive Plan, which was approved by our stockholders. Awards granted under the previous plans are still valid, however no additional awards may be granted from these previous plans. For additional information on our equity compensation plans, please see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. All share and share-based numbers and values in this Equity Compensation Plan Information Table reflect the Company’s two-for-one stock split that occurred on March 7, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders [1]	14,216,152	[2]	$16.43	[3]	35,432,266	[4]
Equity compensation plans not approved by security holders	—		N/A		—
Total	14,216,152				35,432,266

[1]	Consists of the 1999 Incentive Plan, the Director Plan, the Key Employees’ Stock Option Plan, the 2004 Employee Stock Purchase Plan and the 2009 Incentive Plan.

[2]

Excludes purchase rights outstanding under the 2004 Employee Stock Purchase Plan. Under such plan, employees may purchase whole shares of stock at a price per share equal to 90% of the lower of the fair market value per share on the first day of the purchase period or the fair market value per share on the last day of the purchase period. As of December 31, 2013, 6,871,722 shares of common stock may be issued pursuant to stock options upon exercise, 3,596,808 shares of common stock may be issued pursuant to restricted stock units upon vesting and 3,747,622 shares of common stock may be issued pursuant to performance based stock units. The number of shares of common stock that may be issued under the outstanding and unvested performance based stock units for which the performance period has not ended is based on vesting of the maximum number of award shares. The actual number of shares of common stock that may be issued at the time of issuance will generally range from 0% to 200% of the target number (half of the maximum) based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period.

[3]

As of December 31, 2013, the weighted-average exercise price of outstanding options to purchase common stock was $16.43 and no weighting was assigned to restricted stock units or performance based stock units, as no exercise price is applicable to restricted stock units or performance based stock units.

[4]

Includes 23,270,526 shares of Class A common stock available for future issuance under the 2009 Incentive Plan and 12,161,740 shares of Class A Common Stock available for future issuance under the 2004 Employee Stock Purchase Plan. As of December 31, 2013, there were no outstanding purchase periods under the 2004 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2013, Messrs. Fox, Howe, Klein and Weissman served on the Compensation Committee for at least a portion of the year. No member of the Compensation Committee was or is a current or former officer or employee of the Company or any of its subsidiaries.

None of our executive officers serve as members of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	65

Report of the Audit Committee of the Board of Directors

The Audit Committee has furnished the following report:

To the Board of Directors of Cognizant Technology Solutions Corporation:

The Audit Committee of the Board of Directors is currently composed of four members and acts under a written charter, which is available under the Corporate Governance tab in the “Company Overview” section of the “About Cognizant” page of the Company’s website located at www.cognizant.com. The members of the Audit Committee are independent Directors, as defined in its charter and the rules of the NASDAQ Stock Market LLC. The Audit Committee held nine meetings during 2013.

Management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s independent registered public accounting firm is responsible for performing an independent integrated audit of the Company’s annual financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2013 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm also provided the Audit Committee with formal written statements required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Cognizant Technology Solutions Corporation. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

By the Audit Committee of the Board of Directors of

Cognizant Technology Solutions Corporation

Maureen Breakiron-Evans

John E. Klein

Leo S. Mackay, Jr.

Thomas M. Wendel

2014 Proxy Statement	Cognizant Technology Solutions Corporation	66

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2013	2012
Audit Fees	$2,897,500	$2,912,200
Audit-Related Fees	145,200	233,600
Tax Fees	674,300	566,700
All Other Fees	678,200	158,000

Total Fees	$4,395,200	$3,870,500

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes Oxley Act, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards and employee benefit audits.

TAX FEES

Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax planning, and tax advice. These services include assistance in complying with local transfer pricing requirements, assistance with local tax audits and assessments, withholding tax and indirect tax matters, preparation and filing of local tax returns and technical advice relating to local and international tax matters.

ALL OTHER FEES

For 2013, the amount relates to fees related to an information security strategy review, immigration advisory services, information technology advisory fees and accounting research software fees. For 2012, the amount relates to immigration and human resource compliance advisory services and accounting research software fees.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided.

The Audit Committee has also delegated to Maureen Breakiron-Evans the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. During 2013 and 2012, the Audit Committee approved all services provided to us by PricewaterhouseCoopers LLP that are subject to the pre-approval policies and procedures described above.

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Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666, in writing not later than December 18, 2014.

Stockholders intending to present a proposal at the 2015 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated By-laws. Our Amended and Restated By-laws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2015 Annual Meeting of Stockholders no earlier than the close of business on February 3, 2015 and no later than the close of business on March 5, 2015. The notice must contain the information required by the Amended and Restated By-laws, a copy of which is available upon request to our Secretary. In the event that the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after June 3, 2015, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2015 Annual Meeting and not later than the close of business of the later of the 90th day prior to the 2015 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

2014 Proxy Statement	Cognizant Technology Solutions Corporation	69

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our Directors, officers and other employees who will not be specially compensated for these services. We will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

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Cognizant’s Annual Report on Form 10-K

A copy of Cognizant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 7, 2014 without charge upon written request addressed to:

Cognizant Technology Solutions Corporation

Attention: Secretary

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2013 at www.cognizant.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Steven Schwartz, Secretary

Teaneck, New Jersey

April 17, 2014

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EXHIBIT A

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

2009 INCENTIVE COMPENSATION PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2009 Incentive Compensation Plan is intended to promote the business success and interests of Cognizant Technology Solutions Corporation, a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation and to contribute to the Corporation’s growth and long-term success.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate incentive compensation programs:

— the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

— the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period and/or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary), and

— the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with bonus opportunities through performance unit awards and other special cash incentive programs tied to the attainment of pre-established performance milestones.

B. The provisions of Articles One and Five shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons. In addition, administration of the Plan may, at the Board’s discretion, be vested in a Special Award Committee with authority to administer the Plan with respect to employees other than Section 16 Insiders and members of such Special Award Committee and to make Awards to such individuals under the Plan subject to such limitations and other terms and conditions as the Board shall specify from time to time. Notwithstanding the foregoing, any Awards for one or more members of the Compensation Committee (other than ad hoc or formulaic Awards made to all or substantially all of the non-employee Board members on substantially the same basis) must be authorized by a disinterested majority of the non-employee Board members.

B. Members of the Compensation Committee or any Secondary Board Committee or Special Award Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee or Special Award Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the

2014 Proxy Statement	Cognizant Technology Solutions Corporation	A-1

Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.

D. Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee, the Special Award Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any) applicable to the Award, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the applicable performance and/or service vesting provisions, the issuance schedule in effect for the shares that vest and become issuable under such Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to Twenty-Four Million (24,000,000) shares. The Plan shall serve as the successor to the Predecessor Plans, and no further stock option grants or other awards shall be made under the Predecessor Plans on or after the Plan Effective Date. However, all option grants and unvested share awards outstanding under the Predecessor Plans on the Plan Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those awards with respect to their acquisition of shares of Common Stock thereunder.

B. Notwithstanding the foregoing, for each share of Common Stock issued without cash consideration pursuant to the Stock Issuance or the Incentive Bonus Program, the number of shares of Common Stock available for issuance under the Plan shall be reduced by 1.55 shares of Common Stock.

C. The maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under the Plan shall be limited to Twenty-Four Million (24,000,000) shares, subject to periodic adjustment in accordance with Section V.G. of this Article One.

D. Each person participating in the Plan shall be subject the following limitations:

— for Awards denominated in shares of Common Stock at the time of grant (whether subsequently payable in cash or Common Stock, or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed One Million (1,000,000) shares of Common Stock in the aggregate, and

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— for Awards denominated in dollars at the time of grant (whether subsequently payable in cash or Common Stock, or a combination of both), the maximum dollar amount for which such Awards may be made to such person in any calendar year shall not exceed Three Million Dollars ($3,000,000).

E. Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance.

F. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes or other taxes incurred in connection with the issuance, vesting or exercise of an Award or the issuance of Common Stock thereunder (including, without limitation any fringe benefit or employer taxes permitted to be passed through to the employee under applicable law), then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issued, vested or exercised under such Award, calculated in each instance prior to any such share withholding.

G. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities by which the share reserve will be reduced for each security issued without cash consideration under the Stock Issuance and Incentive Bonus Programs, (iii) the maximum number and/or class of securities issuable under the Plan pursuant to Incentive Options, (iv) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (vi) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (viii) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions.

H. Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that each such Award Agreement shall comply with the terms specified below. Each Award Agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the Award Agreement, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

(iii) to the extent the option is exercised for vested shares of Common Stock, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of all or a portion of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes and Foreign Taxes required to be withheld by the Corporation by reason of such exercise and any employer taxes required to be paid by the Optionee under Section V.B, V.C or V.D of this Article II and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale, or

(iv) to the extent the option is at the time exercisable for vested shares of Common Stock, through the surrender to the Corporation of all or any part of that vested portion for an appreciation distribution payable in shares of Common Stock with a Fair Market Value at the time of such option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Common Stock subject to the surrendered portion exceeds the aggregate exercise price payable for those shares of Common Stock, with any resulting fractional share to be rounded down to the next whole share.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Term and Exercisability of Options.

1. No option shall have a term in excess of seven (7) years measured from the option grant date. Unless a shorter term is specified in the Award Agreement, each option under the Discretionary Grant Program shall have such a seven (7)-year maximum term.

2. Unless otherwise set forth in the Award Agreement, each option shall vest and become exercisable for twenty-five percent (25%) of the option shares upon the Optionee’s completion of each year of Service over the four (4)-year period measured from the grant date. In no event, however, shall such option be exercisable for fractional shares.

3. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award

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C. Effect of Termination of Service.

1. Unless otherwise set forth in the Award Agreement, the following provisions shall govern the exercise of any options granted to an Optionee pursuant to the Discretionary Grant Program that are outstanding at the time of his or her cessation of Service or death:

(i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability, Misconduct or Cause) while an option is outstanding, then Optionee (or any person or persons to whom an option is transferred pursuant to a permitted transfer under Paragraph F below) shall have a three (3)-month period measured from the date of such cessation of Service during which to exercise the option, but in no event shall the option be exercisable at any time after the expiration of the option term.

(ii) Should Optionee die while his or her option is outstanding, then the option may be exercised by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or (iii) the person to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph F below, as the case may be. However, if Optionee dies while holding an outstanding option under the Discretionary Grant Program and has an effective beneficiary designation in effect for that option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise the option following Optionee’s death. Any such right to exercise the option shall lapse, and the option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death and (ii) the expiration of the option term.

(iii) Should Optionee cease Service by reason of Permanent Disability while his or her option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph F below) shall have a twelve (12)-month period measured from the date of such cessation of Service during which to exercise the option. In no event shall the option be exercisable at any time after the expiration of the option term.

(iv) The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Paragraph C.1 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of the option or the immediate sale of the underlying shares of Common Stock purchasable under that option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the extension of the option beyond the expiration of the maximum option term.

(v) During the limited period of post-Service exercisability, the option may not be exercised in the aggregate for more than the number of shares of Common Stock for which such option is, at the time of Optionee’s cessation of Service, vested and exercisable pursuant to the vesting provisions of Paragraph B.2 above or the special vesting acceleration provisions of Section IV.A of this Article Two. The option shall not vest or become exercisable for any additional underlying shares of Common Stock, whether pursuant to the normal vesting provisions of Paragraph B.2 above or the special vesting acceleration provisions of Section IV.A of this Article Two, following Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the term, the option shall terminate and cease to be outstanding for any exercisable shares of Common Stock for which the option has not otherwise been exercised.

(vi) Should Optionee’s Service be terminated for Misconduct or Cause or should Optionee otherwise engage in any Misconduct or other act or omission constituting grounds for termination for Cause while his or her option is outstanding, then such option, whether vested or unvested at the time, shall terminate immediately and cease to remain outstanding.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

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(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of Optionee’s cessation of Service but also with respect to one or more additional shares in which Optionee would have vested had Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i) Incentive Options: During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options. Notwithstanding the foregoing, unless otherwise set forth in the Award Agreement, a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime, by gratuitous transfer to a revocable living trust established for the exclusive benefit of Optionee or Optionee and his or her spouse (the “Trust”) or pursuant to a domestic relations order to Optionee’s former spouse in settlement of their marital property rights (the “Spouse Transferee”). The assigned portion may only be exercised by the Trust or the Spouse Transferee acquiring the proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(iii) Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

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C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	STOCK APPRECIATION RIGHTS

A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B. Types. Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) Stand-Alone stock appreciation rights (“Stand-Alone Rights”).

C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2. Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as the Plan Administrator shall determine in its sole discretion. Unless otherwise specified in the applicable Award Agreement, the distribution shall be made in shares of Common Stock.

D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-Alone Rights:

1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-Alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-Alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-Alone Right have a maximum term in excess of seven (7) years measured from the grant date. Except to the extent otherwise provided in the applicable Award Agreement, the provisions of Paragraphs B.1 and B.2 of Section I of this Article Two shall govern the term and exercisability of each Stand-Alone Right awarded under the Plan.

2. Upon exercise of the Stand-Alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

3. The number of shares of Common Stock underlying each Stand-Alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-Alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

4. Stand-Alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options under Section I.F of this Article Two. In addition, one or more beneficiaries may be designated for an outstanding Stand-Alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

5. The distribution with respect to an exercised Stand-Alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as the Plan Administrator shall determine in its sole discretion. Unless otherwise specified in the applicable Award Agreement, the distribution shall be made in shares of Common Stock.

6. The holder of a Stand-Alone Right shall have no stockholder rights with respect to the shares subject to the Stand-Alone Right unless and until such person shall have exercised the Stand-Alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-Alone Right.

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E. Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-Alone Rights following the cessation of the recipient’s Service shall be the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-Alone Appreciation Rights.

IV.	CHANGE IN CONTROL

A. In the event of an actual Change in Control transaction, each Award outstanding at that time under the Discretionary Grant Program but not otherwise fully vested and exercisable shall automatically accelerate and become exercisable immediately prior to the effective date of that Change in Control as to all of the shares of Common Stock at the time subject to such Award, unless (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time on the Change in Control on any shares as to which the Award is not otherwise at that time vested and exercisable and provides for the subsequent vesting and payout of that spread in accordance with the same exercise/vesting schedule in effect for that Award or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator.

B. All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C. Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D. Each Award under the Discretionary Grant Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Equitable adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price per share in effect under each such assumed Award under the Discretionary Grant Program, provided the aggregate exercise or base price in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the number and/or class of securities by which the share reserve will be reduced for each security issued without cash consideration under the Stock Issuance and Incentive Bonus Programs, (iv) the maximum number and/or class of securities which may be issued pursuant to Incentive Options granted under the Plan, (v) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (vi) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (vii) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (viii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (ix) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program and subject to the Plan Administrator’s approval, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, vest and become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator

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shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

V.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock or make a cash payment in connection with the grant, exercise, vesting or settlement of any Award under this Discretionary Grant Program shall be subject to the satisfaction of all applicable income and employment taxes, and Foreign Tax withholding requirements, any employer taxes passed through to the Optionee under Section V.B, V.C or V.D of this Article II and any other taxes required to be collected at the time of the grant, exercise, vesting or settlement of such Award. Accordingly, no shares shall be issued or cash payment made with respect to an outstanding Award under this Discretionary Grant Program until all such taxes have been collected.

B. Any Optionee who is subject to taxation in India shall be required to pay any fringe benefits or other tax payable by the Corporation (or the Parent or Subsidiary employing such Optionee) as a result of or with respect to the grant, vesting or exercise of an Award under the Discretionary Grant Program or the issuance of shares of Common Stock thereunder (the “Employer Option Taxes”). Optionee must pay such Employer Option Taxes at such times and in such form as determined by the Corporation (or such Parent or Subsidiary).

C. Any Optionee who is subject to taxation in the United Kingdom shall be liable for and pay all secondary Class 1 National Insurance Contributions which may be payable by the Corporation (or the Parent or Subsidiary employing such Optionee) arising in connection with the grant, vesting or exercise of an Award under the Discretionary Grant Program or the issuance of shares of Common Stock thereunder (the “Employer Option NIC”). The Optionee must pay such Employer Option NIC at such times and in such form as determined by the Corporation (or such Parent or Subsidiary).

D. Any Optionee subject to taxation in any jurisdiction shall pay any taxes or other amounts required to be paid by the Corporation (or any Parent or Subsidiary employing such Options) with respect to the grant, vesting or exercise of an Award under this Discretionary Grant Program or the issuance of shares of Common Stock thereunder, to the extent those taxes or other amounts are permitted to be passed through to the Optionee under applicable law. The Optionee must pay any such taxes or other amounts at such times and in such form as determined by the Corporation.

E. The Optionee shall enter into such additional agreements as may be required by the Corporation (or the Parent or Subsidiary employing Optionee) to effect the transfer of the Employer Option Taxes, Employer Option NIC and any other taxes or payments from the Corporation (or the Parent or Subsidiary employing Optionee) to the Optionee.

VI.	PROHIBITION ON REPRICING PROGRAMS

The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash or equity securities of the Corporation or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.

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ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated Performance Goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards. Each Award under the Stock Issuance Program shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that each such Award Agreement shall comply with the terms specified below.

A. Issue Price/Consideration.

1. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation,

(ii) past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii) any other valid consideration under the State in which the Corporation is at the time incorporated.

2. However, for shares of Common Stock to be issued for cash consideration, the cash consideration payable per share shall be fixed by the Plan Administrator at the time of the Award, but in no event shall such cash consideration be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Award date.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service and/or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Award Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date on or after termination of the Participant’s Service, or upon the occurrence of such other dates or events as determined by the Plan Administrator, subject to the requirements of Section 409A of the Code. Notwithstanding the foregoing, the following limitations shall apply with respect to the vesting schedules established for the Awards made under the Stock Issuance Program, subject to the acceleration provisions of Paragraphs B.7 and B.8 below and Section II of this Article Three:

(i) for any such Award which is to vest on the basis of Service, the minimum vesting period shall be three (3) years, with such vesting to occur in one or more installments over that period as determined by the Plan Administrator, but in no event more favorably than monthly; and

(ii) for any such Award which is to vest on the basis of performance objectives, the performance period shall have a duration of at least one year.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit Award until that Award vests and the shares of Common Stock

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are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding performance share or restricted stock unit Awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

4. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except as otherwise provided in Section II of this Article Three.

7. Outstanding performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except as otherwise provided in Section II of this Article Three.

8. The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

(i) At the end of the performance period, the Plan Administrator shall determine and confirm the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

(ii) The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are initially awarded or the period designated by the Participant pursuant to a timely deferral election in accordance with the applicable requirements of Code Section 409A.

(iii) Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion. Unless otherwise specified in the applicable Award Agreement, the distribution shall be made in shares of Common Stock.

(iv) Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

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II.	CHANGE IN CONTROL

A. Each outstanding Award under the Stock Issuance Program may be assumed in connection with a Change in Control or otherwise continued in effect. Each Award so assumed or continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate consideration shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange.

B. If an Award under the Stock Issuance Program is not assumed or otherwise continued in effect or replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payout of that value in accordance with the same vesting and issuance schedule in effect for those shares at the time of such Change in Control, then such Award shall vest, and the shares of Common Stock subject to that Award shall be issued as fully-vested shares, immediately prior to the effective date of the Change in Control or at such other time as set forth in the applicable Award Agreement.

C. The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part on the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction.

D. The Plan Administrator’s authority under Paragraph C of this Section II shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards may result in their loss of performance-based status under Code Section 162(m).

E. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent (i) the Awards to which those repurchase rights are to be assumed by the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii) those Awards are to be replaced with a cash incentive program of the successor corporation which preserves, for each such Award, the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payout of that value in accordance with the same vesting schedule in effect for those shares at the time of such Change in Control or (iii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

III.	COLLECTION OF WITHHOLDING TAXES

A. The Corporation (or the Parent or Subsidiary employing Participant) shall collect the employee portion of the U.S. FICA taxes (Social Security and Medicare) with respect to the shares of Common Stock subject to an Award issued under this Stock Issuance Program at the time those shares vest. Such taxes shall be based on the Fair Market Value of such shares on their vesting date. The Corporation (or the Parent or Subsidiary employing Participant) shall also collect the employee portion of the FICA taxes with respect to any dividend equivalents payable pursuant to the Award at the time those dividend equivalents vest. Such taxes shall be based on the cash amount and the fair market value of any other property underlying the dividend equivalents on the vesting date. Unless the Participant delivers a separate check payable to the Corporation in the amount of the FICA taxes required to be withheld from the Participant, the Corporation shall withhold those taxes from the Participant’s wages. However, if the Participant is at the time an executive officer of the Corporation, then such withholding taxes must be collected from the Participant through delivery of his or her separate check not later than the vesting date. Notwithstanding the foregoing, for any shares of Common Stock to be issued immediately upon vesting or for any divided equivalents to be paid immediately upon vesting, the employee portion of the applicable FICA taxes shall be collected in the

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same manner as the federal, state and local income taxes are to be withheld under Section III.B below. The foregoing tax collection provisions shall also be applicable to the employee portion of any Foreign Taxes that become due and payable upon the vesting of the shares of Common Stock subject to an Award issued under this Stock Issuance Program.

B. The Corporation shall collect the U.S. federal, state and local income taxes and/or all applicable Foreign Taxes required to be withheld with respect to the distribution of the phantom dividend equivalents to the Participant by withholding a portion of that distribution equal to the amount of those taxes, with the cash portion of the distribution to be the first portion so withheld.

C. Until such time as the Corporation provides the Participant with written or electronic notice to the contrary, the Corporation shall collect the U.S. federal, state and local income taxes and/or all applicable Foreign Taxes required to be withheld with respect to the issuance of the vested shares of Common Stock subject to the Award outstanding under this Stock Issuance Program through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, the number of shares (rounded up to the nearest whole share) with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes (the “Share Withholding Method”); provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. Participant shall be notified in writing or electronically in the event such Share Withholding Method is no longer available.

D. Should any shares of Common Stock subject to an Award be distributed at time the Share Withholding Method is not available, then the U.S. federal, state and local income taxes and/or all applicable Foreign Taxes required to be withheld with respect to those shares shall be collected from the Participant through either of the following alternatives:

(i) the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such taxes, or

(ii) the use of the proceeds from a next-day sale of the shares issued to the Participant, provided and only if (i) such a sale is permissible under the Corporation’s insider trading policies governing the sale of Common Stock, (ii) the Participant makes an irrevocable commitment, on or before the issuance of the vested shares, to effect such sale of the shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

E. Any Participant who is subject to taxation in India shall be required to pay any fringe benefit or other tax payable by the Corporation (or the Parent or Subsidiary employing such Participant) as a result of or with respect to the grant, vesting or settlement of an Award under this Stock Issuance Program or the issuance of shares of Common Stock thereunder (the “Employer Issuance Taxes”) Until such time as the Corporation provides the Participant with written or electronic notice to the contrary, the Employer Issuance Taxes shall be collected through the Share Withholding Method.

F. Any Participant who is subject to taxation in the United Kingdom shall be liable for and pay all secondary Class 1 National Insurance Contributions which may be payable by the Corporation (or any Parent or Subsidiary employing or retaining or previously employing or retaining the Participant) arising in connection with the Award or the issuance of shares of Common Stock thereunder (the “Employer Issuance NIC”). Until such time as the Corporation provides the Participant with written or electronic notice to the contrary, the Employer Issuance NIC shall be collected through the Share Withholding Method.

G. Any Participant subject to taxation in any jurisdiction shall pay any taxes or other amounts that are required by the laws of that jurisdiction to be paid by the Corporation (or any Parent or Subsidiary employing such Participant) with respect to the grant, vesting or settlement of an Award under this Stock Issuance Program or the issuance of shares of Common Stock thereunder, to the extent those taxes or other amounts are permitted to be passed through to the Participant under applicable law. Until such time as the Corporation provides the Participant with written or electronic notice to the contrary, such taxes or other amounts shall be collected through the Share Withholding Method.

H. The Participant shall enter into such additional agreements as may be required by the Corporation (or the Parent or Subsidiary employing Participant) to effect the transfer of the Employer Issuance Taxes, Employer Issuance NIC and any other taxes or payments from the Corporation (or the Parent or Subsidiary employing Participant) to the Participant.

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ARTICLE FOUR

INCENTIVE BONUS PROGRAM

I. INCENTIVE BONUS TERMS

The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

(i) cash bonus awards (“Cash Awards”),

(ii) performance unit awards (“Performance Unit Awards”), and

(iii) dividend equivalent rights (“DER Awards”).

A. Cash Awards. The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant’s continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that each such Award Agreement shall comply with the terms specified below.

1. The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Award Agreement.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals.

3. Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for the Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Cash Award as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards which were intended, at the time those awards were granted, to qualify as performance-based compensation under Code Section 162(m), except as otherwise provided in Section II of this Article Four.

4. Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as the Plan Administrator shall determine in its sole discretion.

B. Performance Unit Awards. The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of this Article Four. Each such Performance Unit Award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that each such Award Agreement shall comply with the terms specified below.

1. A Performance Unit shall represent a participating interest in a special bonus pool tied to the attainment of pre-established performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

2. Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the attainment of the applicable performance objectives in order to vest in those Performance Units.

3. Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement.

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C. Dividend Equivalent Right (“DER”) Awards. The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of this Article Four. Each such DER Award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that each Award Agreement shall comply with the terms specified below.

1. The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of seven (7) years.

2. Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account shall be maintained on the books of the Corporation for each Participant to whom a DER Award is made, and that account shall be credited per DER with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that DER remains outstanding.

3. Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the DER Award is initially made or designated by the Participant pursuant to a time deferral election made in accordance with the requirements of Code Section 409A.

4. Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as the Plan Administrator shall determine in its sole discretion.

II.	CHANGE IN CONTROL

A. The Plan Administrator shall have the discretionary authority to structure one or more Awards under this Incentive Bonus Program so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control.

B. The Plan Administrator’s authority under Paragraph A of this Section II shall also extend to any performance bonus awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those awards may result in their loss of performance-based status under Code Section 162(m).

III.	TAX WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock or make a cash payment in settlement of any Award under this Incentive Bonus Program shall be subject to the satisfaction of all applicable income, employment and Foreign Tax withholding requirements, any employer taxes passed through to the Optionee under Article Five, Section II and any other taxes required to be collected at the time of the issuance, vesting or settlement of such Award. Accordingly, no shares shall be issued or cash payment made with respect to an outstanding Award under this Incentive Bonus Program until such all such taxes have been collected.

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ARTICLE FIVE

MISCELLANEOUS

I.	DEFERRED COMPENSATION

A. The Plan Administrator may, in its sole discretion, structure one or more Awards under the Stock Issuance or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

B. To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-one share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

C. Notwithstanding any provision to the contrary in this Plan or any outstanding Award Agreement, to the extent any Award under this Plan may be deemed to create a deferred compensation arrangement under Section 409A of the Code, then the following limitations shall apply to such Award and the applicable Award Agreement (if not otherwise expressly provided therein):

— No shares of Common Stock or other amounts which become issuable or distributable under such Award Agreement by reason of the Participant’s cessation of Service shall actually be issued or distributed to such Participant until the date of his or her Separation from Service (as determined in accordance with the provisions of Section 1.409A-1(h) of the Treasury Regulations) or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such Separation from Service occurs and (ii) the fifteenth day of the third calendar month following the date of such Separation from Service.

— Notwithstanding the foregoing paragraph, shares of Common Stock or other amounts which become issuable or distributable under such Award Agreement by reason of the Participant’s cessation of Service shall actually be issued or distributed to such Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of the Participant’s Separation from Service and (ii) the date of Participant’s death, if he or she is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of the Participant’s Separation from Service or (if earlier) the first day of the month immediately following the date the Corporation receives proof of his or her death.

II.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the issuance, exercise, vesting or settlement of an Award under the Plan shall be subject to the satisfaction of all applicable income, employment and Foreign Tax withholding requirements, and any employer taxes passed through to the Optionee pursuant to the terms of the Plan or the applicable Award Agreement.

B. The Plan Administrator may, in its discretion, structure one or more Awards under the Plan so that all applicable federal, state, local and Foreign Taxes (including, without limitation, any employer fringe benefit or other taxes permitted to be passed through to the employee under applicable law) incurred in connection with the issuance, exercise, vesting or settlement of those Awards or the issuance of shares of Common Stock thereunder shall automatically be collected by withholding, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Awards or the issuance of Common Stock thereunder, the number of shares (rounded up to the nearest whole share) with an aggregate Fair Market Value equal to the dollar amount of those taxes. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

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III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on the Plan Effective Date.

B. The Plan shall serve as the successor to each of the Predecessor Plans, and no further option grants or unvested share issuances shall be made under the Predecessor Plans if this Plan is approved by the stockholders at the 2009 Annual Meeting. Such stockholder approval shall not affect the option grants and unvested share awards outstanding under the Predecessor Plans at the time of the 2009 Annual Meeting, and those option grants and unvested share awards shall continue in full force and effect in accordance with their terms.

C. The Plan shall terminate upon the earliest to occur of (i) April 15, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on April 15, 2019, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

V.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that stockholder approval shall be required for any amendment to the Plan which materially increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.E of Article One), materially increases the benefits accruing to Optionees or Participants, materially expands the class of individuals eligible to participate in the Plan, expands the types of awards which may be made under the Plan or extends the term of the Plan or to the extent such stockholder approval may otherwise required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

B. The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.

C. Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

VI.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise or vesting of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

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B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

VIII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

The following definitions shall be in effect under the Plan:

A. Annual Meeting shall mean the 2009 annual meeting of the Corporation’s stockholders.

B. Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

C. Award Agreement shall mean the agreement(s) between the Corporation and the Optionee or Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time

D. Board shall mean the Corporation’s Board of Directors.

E. Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

— Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

— In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual’s termination of Service shall be deemed to be for Cause if such termination occurs by reason of (i) his or her continuing failure to perform the duties and functions assigned or delegated to such individual by the Corporation (or any Parent or Subsidiary for whom such individual renders Service), (ii) his or her failure to observe the material policies of the Corporation applicable to individuals in Service, (iii) his or her commission of any felony or (iv) his or her commission of any misdemeanor involving moral turpitude.

F. Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

— Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

— In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) consummation of a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing fifty percent (50%) or more of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than (A) the Corporation or (B) a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than thirty-five percent (35%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such acquisition or series of related acquisitions, whether any such acquisition involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or

(iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such

2014 Proxy Statement	Cognizant Technology Solutions Corporation	AA-1

period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

G. Code shall mean the Internal Revenue Code of 1986, as amended.

H. Common Stock shall mean the Corporation’s Class A common stock, with a par value of $.01 per share.

I. Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

J. Corporation shall mean Cognizant Technology Solutions Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Cognizant Technology Solutions Corporation which has by appropriate action assumed the Plan.

K. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

L. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

M. Exercise Date shall mean the date on which the Corporation shall have received written or electronic notice of the option exercise.

N. Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists. Notwithstanding the foregoing, should a different method of Fair Market Value determination be required by applicable law or regulation of the foreign jurisdiction in which the Award is to be made under the Plan, then the Fair Market Value per share applicable to such Award shall be determined in accordance with the law or regulations of the foreign jurisdiction in which that Award is made.

O. Foreign Taxes shall, for purposes of tax withholding by the Corporation (or any Parent or Subsidiary employing the Optionee or Participant), mean any income tax, employment tax, social insurance, payroll tax, contributions, payment on account obligations or other amounts required to be withheld by the Corporation (such Parent or Subsidiary) in connection with the issuance, exercise, vesting or settlement of Award or the issuance of shares of Common Stock thereunder.

P. Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

— Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

— In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (B) a change in his or her reporting responsibilities so that such individual is required to report to a person whose duties, responsibilities and authority are materially less that those of the person to whom such individual previously reported, (C) a material reduction in his or her aggregate level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs), with a reduction of more than fifteen percent (15%) to be deemed material for such purpose, or (D) a relocation of such individual’s place of employment by more than fifty (50) miles, provided, however, that such individual’s resignation for any of the foregoing reasons shall constitute an a resignation for Good Reason only if the following requirements are satisfied: (x) such individual provides written notice of the clause (A), (B) or (C) event to the Corporation (or the Parent or Subsidiary employer) within sixty (60) days after the occurrence of that event, (y) the Corporation (or the Parent or Subsidiary employer) fails to take appropriate remedial action to remedy such event

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within thirty (30) days after receipt of such notice and (z) such individual resigns from his or her employment with the Corporation (or the Parent or Subsidiary employer) within one hundred (120) days following the initial occurrence of the clause (A), (B) or (C) event.

Q. Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

R. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

S. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Cause or Misconduct, or

(ii) such individual’s voluntary resignation for Good Reason.

T. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by a recipient of an Award, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such individual adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss such individual or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed for purposes of the Plan to constitute grounds for termination for Misconduct.

U. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

V. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

W. Optionee shall mean any person to whom an option or stock appreciation right is granted under the Discretionary Grant Program.

X. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Y. Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.

Z. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. The determination of whether an Optionee or Participant has become Permanently Disabled shall be made by the Plan Administrator based upon such medical or other evidence as it may deem necessary and appropriate, and such determination shall be conclusive and binding upon the Optionee or Participant.

AA. Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) revenue or revenue growth, (ii) operating or net income, (iii) operating or net income before charges for stock-based compensation and any taxes or fringe benefits incurred by the Corporation (or any Parent or Subsidiary) in settlement of stock-based awards, (iv) operating or net income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation and any taxes or fringe benefits incurred by the Corporation (or any Parent or Subsidiary) in settlement of stock-based awards, (v) gross, operating or net profit margin, (vi) gross, operating or net profit margin before charges for stock-based compensation and any taxes or fringe benefits incurred by the Corporation (or any Parent or Subsidiary) in settlement of stock-based awards, (vii) earnings per share, (viii) return on assets, capital or stockholder equity, (ix) total stockholder return, (x) cash flow, (xi) measures in terms of days sales outstanding or accounts receivable outstanding, (xii) working capital, (xiii) market share, (xiv) increases in customer base, (xv) cost reductions or other expense control objectives, (xvi) market price of the Common Stock, whether measured in absolute terms or in relationship to earnings or operating income or in relation to various stock market or industry indicies, (xvii) budget objectives, (xviii) working capital, (xix) mergers, acquisitions or divestitures, (xx) measures of customer satisfaction or (xxi) economic value added, models. Each performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities

2014 Proxy Statement	Cognizant Technology Solutions Corporation	AA-3

and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable Performance Goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or verdicts and expenses and settlement costs and expenses; (C) the effect of changes in tax laws or regulations, accounting principles or other applicable laws, regulations or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year; (F) the operations of any business acquired by the Corporation or any Parent or Subsidiary or of any joint venture in which the Corporation or any Parent or Subsidiary participates; (G) the divestiture of one or more business operations or the assets thereof; (H) the costs incurred in connection with such acquisitions or divestitures or (I) non-operating foreign exchange gains or losses.

BB. Plan shall mean the Corporation’s 2009 Incentive Compensation Plan, as set forth in this document.

CC. Plan Administrator shall mean the particular entity, whether the Compensation Committee (or subcommittee thereof), the Board, the Special Award Committee or the Secondary Board Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

DD. Plan Effective Date shall mean the June 5, 2009 date on which the Plan is approved by the stockholders at the 2009 Annual Meeting.

EE. Predecessor Plans shall mean (i) the Corporation’s Amended and Restated 1999 Incentive Compensation Plan, (ii) the Corporation’s Amended and Restated Non-Employee Directors’ Stock Option Plan and (iii) the Corporation’s Amended and Restated Key Employees’ Stock Option Plan, as each such plan is in effect immediately prior to the 2009 Annual Meeting.

FF. Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

GG. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

HH. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall be deemed to continue during a period of military leave, sick leave or other personal leave approved by the Corporation for which the Optionee or Participant is provided with a right to re-employment following such leave; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence to the extent (i) the leave of absence does not exceed three (3) months and the Optionee or Participant is provided with a right to re-employment following such leave, (ii) required by law, or (iii) expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, as in effect from time to time.

II. Special Award Committee shall mean a committee of one or more executive officers appointed by the Board to administer the Plan with respect to eligible employees other than members of such committee and Section 16 Insiders.

JJ. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or the New York Stock Exchange.

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KK. Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

LL. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

MM. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

2014 Proxy Statement	Cognizant Technology Solutions Corporation	AA-5

EXHIBIT B

FIRST AMENDMENT TO THE

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

2009 INCENTIVE COMPENSATION PLAN

Cognizant Technology Solutions Corporation, a Delaware corporation (the “Corporation”), originally adopted the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan (as amended from time to time, the “Plan”) effective as of December 17, 2007, and the Plan was approved by the stockholders of the Corporation on December 17, 2007. Article Five, Section V.A of the Plan allows the Board of Directors of the Corporation to amend the Plan in certain respects at any time or from time to time.

In order to amend the Plan in certain respects, this First Amendment to the Plan has been adopted and approved by a resolution of the Board of Directors of the Corporation on February 19, 2014, effective as set forth below. This First Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.

1. Effective as of March 1, 2014, and subject to approval by the stockholders of the Corporation, Article One, Section V.D of the Plan is hereby amended in its entirety to read as follows:

D. Each person participating in the Plan shall be subject the following limitations:

— for Awards to Employees, consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary) denominated in shares of Common Stock at the time of grant (whether subsequently payable in cash or Common Stock, or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed Two Million Five Hundred Thousand (2,500,000) shares of Common Stock in the aggregate, and

— for Awards denominated in dollars at the time of grant (whether subsequently payable in cash or Common Stock, or a combination of both), the maximum dollar amount for which such Awards may be made to such person in any calendar year shall not exceed Four Million Dollars ($4,000,000),

— for Awards to non-employee members of the Board or the board of directors of any Parent or Subsidiary denominated in shares of Common Stock at the time of grant (whether subsequently payable in cash or Common Stock, or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed Fifty Thousand (50,000) shares of Common Stock in the aggregate.

2. Effective as of March 1, 2014, and subject to approval by the stockholders of the Corporation, Appendix Section AA of the Plan is hereby amended in its entirety to read as follows:

AA. Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) revenue or revenue growth, (ii) operating or net income, (iii) operating or net income before acquisition related charges, net non-operating foreign currency exchange gains or losses and/or charges for stock-based compensation and any taxes or fringe benefits incurred by the Corporation (or any Parent or Subsidiary) in settlement of stock-based awards, (iv) operating or net income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation and any taxes or fringe benefits incurred by the Corporation (or any Parent or Subsidiary) in settlement of stock-based awards, (v) gross, operating or net profit margin, (vi) gross, operating or net profit margin before acquisition related charges, net non-operating foreign currency exchange gains or losses and/or charges for stock-based compensation and any taxes or fringe benefits incurred by the Corporation (or any Parent or Subsidiary) in settlement of stock-based awards, (vii) earnings per share, either before or after acquisition related charges, net non-operating foreign currency exchange gains or losses and/or charges for stock-based compensation and any taxes or fringe benefits incurred by the Corporation (or any Parent or Subsidiary) in settlement of stock-based awards, (viii) return on assets, capital or stockholder equity, (ix) total stockholder return, (x) cash flow, (xi) measures in terms of days sales outstanding or accounts receivable outstanding, (xii) working capital, (xiii) market share, (xiv) increases in customer base, (xv) cost reductions or other expense control objectives, (xvi) market price of the Common Stock, whether measured in absolute terms or in relationship to earnings or operating income or in relation to various stock market or industry indicies, (xvii) budget objectives, (xviii) working capital, (xix) mergers, acquisitions or divestitures, (xx) measures of customer satisfaction, (xxi) productivity measures, (xxii) funds from operations, (xxiii) operating efficiency, or (xxiv) economic value-added models. Each performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of

2014 Proxy Statement	Cognizant Technology Solutions Corporation	B-1

the Corporation’s business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable Performance Goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or verdicts and expenses and settlement costs and expenses; (C) the effect of changes in tax laws or regulations, accounting principles or other applicable laws, regulations or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year; (F) the operations of any business acquired by the Corporation or any Parent or Subsidiary or of any joint venture in which the Corporation or any Parent or Subsidiary participates; (G) the divestiture of one or more business operations or the assets thereof; (H) the costs incurred in connection with such acquisitions or divestitures or (I) non-operating foreign exchange gains or losses.

* * * * * * * *

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION GLENPOINTE CENTRE WEST 500 FRANK W. BURR BLVD. TEANECK, NJ 07666

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Cognizant Technology Solutions Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M72662-P48306	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
		For	Against	Abstain
Nominees
	1a. Michael Patsalos-Fox	☐	☐	☐
	1b. Robert E. Weissman	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2.	APPROVAL OF THE FIRST AMENDMENT TO THE COMPANY’S 2009 INCENTIVE COMPENSATION PLAN.						☐	☐	☐
3.	APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.						☐	☐	☐
4.	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.						☐	☐	☐
NOTE: TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M72663-P48306

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION CLASS A COMMON STOCK JUNE 3, 2014
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

The undersigned stockholder of Cognizant Technology Solutions Corporation hereby appoints Steven E. Schwartz, Executive Vice President, Chief Legal and Corporate Affairs Officer and Secretary of the Company, and Gordon J. Coburn, President of the Company, as proxies, with full power of substitution, to vote all shares of the Company’s Class A Common Stock which the undersigned is entitled to vote at the Company’s 2014 Annual Meeting of Stockholders or any postponement, continuation or adjournment thereof.

This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee, and FOR Proposals 2, 3 and 4. The proxies are further authorized to vote in their discretion (1) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (2) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, (3) on any proposal omitted from the Company’s proxy statement and this proxy card pursuant to Rule 14a-8, and (4) on such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Continued and to be signed on reverse side